===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                      PNC Financial Services Group Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

      James E. Rohr
      President and Chief Executive Officer

[LOGO OF PNC FINANCIAL SERVICES GROUP]

      March 16, 2001

      Dear Shareholder:

      You will find enclosed the notice of meeting, proxy statement and proxy card for the annual meeting of shareholders of The PNC Financial Services Group, Inc., which will be held on Tuesday, April 24, 2001, at PNC Firstside Center, 500 First Avenue, in Pittsburgh, Pennsylvania, beginning at 11:00 a.m. Our 2000 Annual Report to Shareholders accompanies these enclosures.

      Please review the enclosed material and complete, sign, date and return the proxy card regardless of whether you plan to attend the annual meeting, so that the matters coming before the meeting can be acted upon.

      We're looking forward to hosting the 2001 annual meeting at PNC Firstside Center, our new, state-of-the-art operations center. PNC Firstside Center is both a strategic investment and a commitment to building shareholder and customer value through technology. We're particularly proud that PNC Firstside Center is the nation's largest building to receive the U.S. Green Building Council's "LEED" certification (Leadership in Energy and Environmental Design).

      Also a first this year, if you're not able to attend the annual meeting in person you can choose to listen to the meeting by webcast or telephone conference options, which are explained on the opposite side of this letter. We've also included a map showing the location of PNC Firstside Center.

      We look forward to discussing the business of your company with you at the annual meeting.

      Cordially,
      /s/ James E. Rohr
      James E. Rohr

      The PNC Financial Services Group
      One PNC Plaza 249 Fifth Avenue Pittsburgh Pennsylvania 15222-2707

                       LOCATION OF PNC FIRSTSIDE CENTER:

                               [MAP APPEARS HERE]

Please note: There will be no parking available at PNC Firstside Center. A variety of parking garages and lots are located nearby.

                     WEBCAST AND TELECONFERENCE DIRECTIONS:

  You are cordially invited to listen to The PNC Financial Services Group's 2001 annual meeting of shareholders webcast live via the Internet on Tuesday, April 24, 2001 beginning at 11 a.m. Eastern Time. The audio portion of the event will also be available in a listen-only mode via telephone conference call. Using only the webcast will enable you to view the slides shown at the meeting and hear the speakers on a synchronized basis. Neither the webcast nor the teleconference will enable you to ask questions or to vote your PNC shares.

  To access the meeting, please go to http://www.videonewswire.com/PNC/042401/ or dial 1-800-223-9488, using the passcode"PNC", at least 15 minutes prior to the designated starting time to register and download any necessary audio software. If you plan to listen online, we suggest that you test your computer's access to RealNetworks RealPlayer or Windows MediaPlayer by visiting the above URL one week prior to the meeting date.

  If you are unable to listen online or via teleconference during the meeting, the event will be archived on the web site at the same address above for one week. The audio portion of the event will also be archived by teleconference for the same duration at 888-566-0194. The event will be taken down on May 1, 2001 at midnight.

Note: Minimum requirements to listen to this broadcast online: The RealPlayer software, downloadable free from www.real.com/products/player/index.html, and at least a 14.4Kbps connection to the Internet or Windows MediaPlayer software, downloadable at http://www.microsoft.com/windows/windowsmedia/en/ download/default.asp. If you experience problems listening to the broadcast, please send an e-mail immediately to webmaster@vdat.com.

[LOGO OF PNC FINANCIAL SERVICES GROUP]

      March 16, 2001

                    Notice of Annual Meeting of Shareholders

                                 APRIL 24, 2001

      To The Shareholders:

      The annual meeting of the shareholders of The PNC Financial Services Group, Inc. ("Corporation") will be held at PNC Firstside Center, 500 First Avenue, Pittsburgh, Pennsylvania on Tuesday, April 24, 2001, beginning at 11:00 a.m., local time, for the purpose of considering and acting upon the following matters:

        (1) The election of 15 directors to serve until the next annual meeting and until their successors are elected and qualified;

        (2) A proposal to approve the amendment of the Corporation's Articles of Incorporation to increase the number of authorized shares of $5.00 par value common stock from 450,000,000 shares to 800,000,000 shares;

        (3) A proposal to reapprove certain elements of and approve amendments to the Corporation's 1997 Long-Term Incentive Award Plan;

        (4) A proposal to reapprove certain elements of and approve amendments to the Corporation's 1996 Executive Incentive Award Plan; and

        (5) Such other business as may properly come before the meeting or any adjournment thereof.

      Shareholders of record at the close of business on February 28, 2001 (except for holders of the Corporation's Fixed/Adjustable Rate Noncumulative Preferred Stock, Series F) are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.

      A proxy statement, form of proxy and self-addressed envelope are enclosed. Please complete, date and sign the proxy card. Return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you attend the meeting, you may withdraw your proxy and vote in person if you so choose.

      By Order of the Board of Directors,

      /s/ Thomas R. Moore
      Thomas R. Moore
      Corporate Secretary

      The PNC Financial Services Group
      One PNC Plaza 249 Fifth Avenue Pittsburgh Pennsylvania 15222-2707

[LOGO OF PNC FINANCIAL SERVICES GROUP]

March 16, 2001

                                Proxy Statement

               FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                APRIL 24, 2001

  The enclosed proxy is being solicited by the Board of Directors ("Board of Directors" or "Board") of The PNC Financial Services Group, Inc. ("Corporation" or "PNC") for use at the Corporation's annual meeting of shareholders to be held on April 24, 2001, or at any adjournment thereof ("meeting" or "annual meeting"). Solicitation of proxies may be made by mail, personal interviews, telephone and facsimile by officers and employees of the Corporation and its subsidiaries. The Corporation has retained D. F. King & Co., Inc. to assist in the solicitation of proxies for a fee of $12,500 plus out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to the beneficial owners of the stock held of record by such persons. Expenses for such solicitation will be borne by the Corporation. The proxy statement and form of proxy are first being mailed to shareholders on or about March 16, 2001.

  The enclosed proxy is revocable at any time prior to the time voting is declared closed by the filing of an instrument revoking it, or of a duly executed proxy bearing a later date, with the Corporate Secretary of the Corporation or by attending the meeting and voting in person. All properly executed proxies received by the Corporate Secretary prior to the time voting is declared closed, and not revoked prior to that time, will be voted at the meeting in accordance with instructions, if any. Unless otherwise directed, proxies will be voted FOR the election as director of each of the persons named on page 3; FOR the proposed amendment to the Corporation's Articles of Incorporation; FOR the proposed reapproval of certain elements of and the approval of proposed amendments to the Corporation's 1997 Long-Term Incentive Award Plan; and FOR the proposed reapproval of certain elements of and the approval of proposed amendments to the Corporation's 1996 Executive Incentive Award Plan.

  The Board of Directors has fixed the close of business on February 28, 2001 as the record date for determining shareholders entitled to receive notice of and to vote at the meeting ("Record Date"). On the Record Date, there were issued and outstanding 289,606,244 shares of the Corporation's common stock, par value $5.00 per share ("Common Stock"), and the following shares of the Corporation's preferred stock entitled to vote at the meeting: 10,814 shares of $1.80 Cumulative Convertible Preferred Stock-Series A ("Preferred Stock-A"); 3,024 shares of $1.80 Cumulative Convertible Preferred Stock-Series B ("Preferred Stock-B"); 222,748 shares of $1.60 Cumulative Convertible Preferred Stock-Series C ("Preferred Stock-C"); and 314,477 shares of $1.80 Cumulative Convertible Preferred Stock-Series D ("Preferred Stock-D") (collectively, "Voting Preferred Stock"). As of the Record Date, there were 6,000,000 shares of Fixed/Adjustable Rate Noncumulative Preferred Stock, Series F ("Preferred Stock-F") issued and outstanding. Holders of Preferred Stock-F have no voting rights except in limited circumstances which are not anticipated to come before the annual meeting for a vote, and therefore are not entitled to receive notice of the meeting.

  The holders of Common Stock are entitled to one vote per share. Holders of each share of Voting Preferred Stock are entitled to a number of votes equal to the number of full shares of Common Stock which can be acquired upon conversion of such preferred stock, with holders of Preferred Stock-A and Preferred Stock-B being entitled to 8 votes per share and holders of Preferred Stock-C and Preferred Stock-D being entitled to 4 votes per 2.4 shares. Holders of record of the Common Stock and Voting Preferred Stock will vote together as a single class at the meeting, except as otherwise described in the section captioned "Voting Procedures" beginning on page 38. The presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all holders of the Common Stock and the Voting Preferred Stock are entitled to cast at the meeting will constitute a quorum for the transaction of business at the meeting.

  The Corporation will provide, without charge to each shareholder upon written request, a copy of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission ("SEC"). Requests for copies should be addressed to Director of Financial Reporting, The PNC Financial Services Group, Inc., One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707. Requests may also be directed to (412) 762-1553 or via e-mail to financial.reporting@pnc.com. Copies may also be accessed electronically by means of the SEC's home page on the Internet at www.sec.gov. Neither the Annual Report on Form 10-K nor the 2000 Annual Report to Shareholders is part of the proxy solicitation materials.

                                    ITEM 1

                             ELECTION OF DIRECTORS

Information Concerning Nominees

  The By-Laws of the Corporation provide that the number of directors shall not be fewer than five nor more than 36 as from time to time determined by the Board of Directors. Pursuant to the recommendation of its Committee on Corporate Governance, the Board has acted to fix at 15 the number of directors to be elected at the annual meeting and to nominate the persons named on page 3 for election as directors, to hold office until the next annual meeting of shareholders and the election and qualification of their successors. Mr. Jackson H. Randolph and Mr. Roderic H. Ross are both retiring from the Board at the annual meeting due to their attainment of the Board-mandated retirement age of 70.

  The proxies solicited hereby, unless directed to the contrary therein, will be voted FOR all nominees named on page 3. All such nominees are now directors of the Corporation. All nominees have consented to being named in this proxy statement and to serve if elected. The Board of Directors has no reason to believe that any nominee will be unavailable or unable to serve as a director, but if for any reason any nominee should not be available or able to serve, the accompanying proxy will be voted by the persons acting under said proxy in accordance with the recommendations of the Board of Directors.

  The table on page 3 sets forth the names of the nominees for election as directors of the Corporation; their principal occupations as of January 31, 2001; the years the nominees first became directors of the Corporation; and their directorships of certain other companies. Except for Ms. Steffes, all nominees have held the position indicated or another senior executive position with the same entity or one of its affiliates or a predecessor corporation for at least the past five years. Ms. Steffes was appointed a director of the Corporation by the Board of Directors effective as of July 6, 2000, upon the recommendation of the Committee on Corporate Governance. Ms. Steffes is vice president software services and Software Group Pittsburgh site executive, IBM Corporation. Ms. Steffes is responsible for managing all Pittsburgh Software Group site operations and has worldwide responsibility for Application & Integration Middleware Services. She served as president and chief executive officer of Transarc Corporation, the predecessor of the Pittsburgh site software services and Software Group, from 1997 to 1999. Ms. Steffes previously worked for two years at Ameritech Corporation, where she most recently served as vice president, technology planning and platform evolution. She also worked for AT&T Corp. for 13 years, where she managed various product development, new business opportunities and services functions.

                                                                              Directorships in Companies
                                                                              Other than the Corporation
                                                                 Director      Filing Reports with the
Name                      Age        Principal Occupation         Since                  SEC
----                      ---        --------------------        --------     --------------------------
Paul W. Chellgren          58 Chairman and Chief Executive         1995   Ashland Inc.; and Medtronic, Inc.
                              Officer of Ashland Inc. (energy
                              company)
Robert N. Clay             54 President and Chief Executive        1987   None
                              Officer of Clay Holding Company
                              (investments)
George A. Davidson, Jr.    62 Retired Chairman of Dominion         1988   B.F. Goodrich Company; and
                              Resources, Inc. (public utility             Dominion Resources, Inc.
                              holding company)
David F. Girard-diCarlo    58 Co-Chairman and Managing Partner     1995   None
                              of Blank Rome Comisky & McCauley
                              LLP (law firm)
Walter E. Gregg, Jr.       59 Vice Chairman of the Corporation     1998   BlackRock, Inc.
William R. Johnson         51 Chairman, President and Chief        1997   Amerada Hess Corporation;
                              Executive Officer of H.J. Heinz             Clorox Company; and
                              Company (food products company)             H.J. Heinz Company
Bruce C. Lindsay           59 Chairman and Managing Director of    1995   None
                              Brind-Lindsay & Co., Inc.
                              (consulting company)
W. Craig McClelland        66 Retired Chairman and Chief           1985   Allegheny Technologies
                              Executive Officer of Union Camp             Incorporated;
                              Corporation (paper manufacturing            International Paper Co.; and
                              and land resources)                         Water Pik Technologies Inc
Thomas H. O'Brien          64 Chairman of the Corporation          1983   BlackRock, Inc.; Hilb, Rogal and
                                                                          Hamilton Company; US Airways
                                                                          Group, Inc.; Verizon
                                                                          Communications, Inc.; and
                                                                          Viasystems
                                                                          Group, Inc.
Jane G. Pepper             55 President of Pennsylvania            1997   None
                              Horticultural Society
                              (nonprofit horticultural
                              membership organization)
James E. Rohr              52 President and Chief Executive        1989   Allegheny Technologies
                              Officer of the Corporation                  Incorporated;
                                                                          BlackRock, Inc.; Equitable
                                                                          Resources, Inc.; and
                                                                          Water Pik Technologies Inc
Lorene K. Steffes          55 Vice President Software Services     2000   None
                              and Software Group Pittsburgh
                              Site Executive, IBM Corporation
                              (consulting and education and
                              training software services,
                              worldwide)
Thomas J. Usher            58 Chairman and Chief Executive         1992   H.J. Heinz Company; PPG
                              Officer of USX Corporation                  Industries, Inc.; and
                              (energy, steel and diversified              USX Corporation
                              business)
Milton A. Washington       65 President and Chief Executive        1994   None
                              Officer of Allegheny Housing
                              Rehabilitation Corporation
                              (housing rehabilitation and
                              construction)
Helge H. Wehmeier          58 President and Chief Executive        1992   None
                              Officer of Bayer Corporation
                              (healthcare, life sciences and
                              chemicals)

Board and Committees

  The Board of Directors has six standing committees: an Audit Committee; a Committee on Corporate Governance; a Credit Committee; an Executive Committee; a Finance Committee; and a Personnel and Compensation Committee. The Chairman of each standing committee is authorized to appoint one or more subcommittees, as he or she may deem necessary or advisable in connection with the proper functioning of the standing committee. A subcommittee consists of one or more committee members selected by the committee chairman; under certain circumstances, a subcommittee member's attendance at a subcommittee meeting will excuse him or her from attending the next regularly scheduled committee meeting.

  The Audit Committee's purpose and responsibilities are set forth in the Committee's Charter, which was adopted by the Board of Directors and is included as an Exhibit to this proxy statement. The Committee is presently composed of Ms. Pepper and Messrs. Wehmeier (Chairman), Girard-diCarlo, Lindsay and Randolph. Each Audit Committee member is independent, as defined in the New York Stock Exchange listing standards.

  The Committee on Corporate Governance is responsible for recommending to the Board of Directors persons to be nominated for election or appointment as directors of the Corporation and assisting the Board in promoting the best interests of the Corporation and its shareholders through the implementation of sound corporate governance principles and practices. In performing its nominating function, the Committee may consider director nominees recommended by shareholders. Such recommendations with respect to the 2002 annual meeting of shareholders must be submitted in writing no later than November 16, 2001 to the Corporate Secretary, The PNC Financial Services Group, Inc., One PNC Plaza--21st Floor, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, and include the name, age, citizenship, business and residence addresses, qualifications, including principal occupation or employment, and directorships and other positions held by the proposed nominee in business, charitable, and community organizations. For information on the requirements governing shareholder nominations for the election of directors to be made at an annual meeting of shareholders, please see the section captioned "Shareholder Proposals and Nominations" beginning on page 40. The Committee is presently composed of Ms. Pepper and Messrs. Davidson (Chairman), Randolph, Ross, Usher and Wehmeier.

  The Credit Committee provides oversight for the credit-related activities of the Corporation and its subsidiaries. The Committee is presently composed of Messrs. McClelland (Chairman), Davidson, Girard-diCarlo, Rohr, Ross and Washington.

  The Executive Committee has all the powers of the Board of Directors to the extent permitted by law and can exercise such powers between meetings of the Board of Directors. The Committee is presently composed of Messrs. O'Brien (Chairman), Chellgren, Davidson, Gregg, McClelland, Rohr, Usher and Wehmeier.

  The Finance Committee provides oversight for the Corporation's interest rate and liquidity risks. The Committee also provides oversight for the Corporation's capital management activities and trading activities, including related market risk management policies and risk limits. The Committee also provides oversight for the fiduciary activities of the Corporation's subsidiaries and the activities of the Corporation's Pension Plan Committee, Retirement Savings Plan Committee and the Incentive Savings Plan Committee. The Committee is presently composed of Messrs. Chellgren (Chairman), Clay, Gregg, Lindsay, and O'Brien.

  The Personnel and Compensation Committee is responsible for recommending to the Board of Directors the persons to be elected as Chairman, Chief Executive Officer, President, and Vice Chairman of the Corporation and providing oversight for the Corporation's executive compensation program as described in the Committee's report beginning on page 11. The Committee also makes recommendations to the Board of Directors or otherwise takes action regarding the adoption, amendment or administration of employee benefit, bonus, incentive compensation or similar plans. The Committee is presently composed of Messrs. Usher (Chairman), Chellgren, Clay, Johnson, McClelland and Washington.

  The Board of Directors met eight times during 2000. During 2000, the Board's committees held the following number of meetings: Audit Committee--five meetings; Committee on Corporate Governance--three meetings;

Credit Committee--four meetings; Executive Committee--two meetings; Finance Committee--four meetings; and Personnel and Compensation Committee--five meetings. In 2000, each director then serving attended at least 75% of the total meetings of the Board of Directors. In addition, each director attended at least 75% of the combined total number of meetings of the Board and all committees on which the director served, except for Mr. Johnson. Mr. Johnson attended three meetings of the Personnel and Compensation Committee and one meeting of a subcommittee of that committee. He missed one committee meeting at which his attendance was required.

Compensation of Directors

  Executive officers of the Corporation who are employees and directors or members of committees of the Board of Directors of the Corporation or its subsidiaries receive no compensation for serving in such positions. All non-employee directors of the Corporation are compensated for their Board services by a per diem fee of $1,200 for any day's participation in a Board or committee meeting, or any combination thereof, an annual retainer fee of $37,000 for Board membership and, in accordance with the terms of the Corporation's 1992 Director Share Incentive Plan, an annual grant equal to a number of shares of Common Stock having a fair market value on the date of the award equal to $5,000, rounded up to the nearest whole share. In addition, the chairman of each standing committee receives a $5,000 annual retainer fee.

  Under the terms of the Directors Deferred Compensation Plan, non-employee directors may elect to defer the receipt of all or a portion of the cash compensation otherwise payable to them as a result of their service as a director. The minimum deferral amount is $10,000 per year. A director may elect one of two investment options with respect to amounts deferred: an interest rate alternative or an investment in phantom shares of Common Stock. Investment elections may be changed quarterly. A director may also elect the event or date when amounts credited to his or her account are paid out and whether the payout will be in a lump sum or a designated number of annual installments not to exceed ten. The director may designate a beneficiary to receive any amounts that may not yet have been paid at the time of the director's death.

  Under the PNC Outside Directors Deferred Stock Unit Plan, each non-employee director may receive a grant of deferred stock units in an amount determined by the Committee on Corporate Governance, which is generally responsible for administration of the plan. A deferred stock unit is a phantom share of Common Stock. Prior to a director's retirement, the value of deferred stock units credited to a director's account will track the performance of the Common Stock and will be valued on a quarterly basis. The plan provides for the deemed reinvestment of dividends in additional deferred stock units. Each director has the right to elect an event or date when the deferred stock units credited to his or her account will be redeemed and paid out in cash. That event or date generally cannot precede the earlier of the director's retirement from the Board or the date on which the director attains age 70. A director may elect to receive payment in a lump sum or a designated number of annual installments not to exceed ten. A director may also designate one or more beneficiaries to receive distributions from his or her account in the event of death.

  In November 1999, the Committee on Corporate Governance approved an annual grant of deferred stock units having a value of $35,000 to each non-employee director's plan account; the first such annual grants were made on January 3, 2000. On January 4, 2001, a $35,000 grant of deferred stock units was made only to Messrs. Randolph and Ross, both of whom are retiring from the Board as of April 24, 2001. The Committee on Corporate Governance had previously cancelled the scheduled 2001 annual grants to the other non-employee directors pending shareholder consideration at the annual meeting of proposed amendments to the Corporation's 1997 Long-Term Incentive Award Plan. Those amendments, which are discussed beginning on page 26, would, among other things, add non-employee directors as eligible participants in the plan. Assuming shareholder approval of the proposed plan amendments, the Committee on Corporate Governance currently intends to make grants of nonstatutory stock options and other stock-based awards to non-employee directors during 2001 as part of their total compensation package. The size of such grants will be determined by the Committee after receiving guidance from an independent compensation consultant. If shareholders do not approve the proposed amendments to the 1997 Long-Term Incentive Award Plan, the Committee on Corporate Governance will consider all available compensation alternatives in order to maintain the competitiveness of the total compensation package of non-employee directors. Such alternatives would include additional grants under the PNC Outside Directors Deferred Stock Unit Plan.

  The Committee on Corporate Governance currently intends that grants and awards made under the amended 1997 Long-Term Incentive Award Plan to non-employee directors will be made in lieu of future grants of deferred stock units under the PNC Outside Directors Deferred Stock Unit Plan. Nevertheless, regardless of whether the proposed amendments to the 1997 Long-Term Incentive Award Plan are approved, the PNC Outside Directors Deferred Stock Unit Plan will remain in existence, deferred stock units previously credited to a non-employee director's account will remain vested, and deemed dividends will continue to be credited to those accounts in the form of additional deferred stock units. In addition, the Committee on Corporate Governance will continue to have the authority to make grants of deferred stock units to current and future non-employee directors.

  Each non-employee director is also eligible to participate in a charitable matching gift program, under which his or her personal gifts to qualifying charitable organizations are matched up to an annual aggregate dollar amount of $5,000.

  Mr. O'Brien, who serves as the Chairman of the Corporation's Board of Directors, retired as an employee of the Corporation on April 30, 2000 and relinquished the position of Chief Executive Officer. Following his retirement, he entered into a consulting agreement with the Corporation, subject to approval by the Board's Personnel and Compensation Committee. The Personnel and Compensation Committee granted such approval at the Committee's meeting held on July 6, 2000. The term of this consulting arrangement began on May 1, 2000 and ends on April 30, 2001. Either Mr. O'Brien or the Corporation may terminate the consulting arrangement at any time by providing at least thirty days written notice. Under the arrangement, Mr. O'Brien has agreed to provide consultation with the Corporation's Chief Executive Officer from time to time, assistance and support in acquisition and divestiture planning, and assistance in establishing and maintaining customer relationships and PNC's corporate presence in the communities served by the Corporation. Mr. O'Brien's services may also be requested for other projects from time to time. The Corporation provides Mr. O'Brien with office space and secretarial services in the principal executive offices of the Corporation for his use in performing these consulting services and reimburses his expenses incurred under the arrangement. As compensation for Mr. O'Brien's availability and for all services he provides in a given month, the Corporation has agreed to pay Mr. O'Brien a flat fee of $45,000 per month. During 2000, PNC paid Mr. O'Brien $360,000 pursuant to the consulting agreement.

  For services provided on or after May 1, 2000 as a member of the Corporation's Board of Directors, Mr. O'Brien is compensated on the same basis as other non-employee directors. On May 1, 2000 an account was established for Mr. O'Brien under the PNC Outside Directors Deferred Stock Unit Plan and deferred stock units having an aggregate dollar value of $23,493 were credited to his account, pursuant to an award approved in advance by the Committee on Corporate Governance. In addition, during 2000 Mr. O'Brien received compensation as a director of BlackRock, Inc. ("BlackRock"), a majority-owned investment management subsidiary of the Corporation that is listed on the New York Stock Exchange under the symbol "BLK." Mr. O'Brien elected to receive shares of BlackRock class A common stock and cash in lieu of fractional shares having an aggregate value of $25,000 in lieu of the cash retainer otherwise payable to him. The value of the BlackRock stock received by Mr. O'Brien reflects a pro-rata reduction of the current $50,000 full-year retainer paid by BlackRock to its outside directors. Finally, during 2000 Mr. O'Brien received $30,000 for his services as a director of PNC Equity Management Corp., an indirect, wholly-owned subsidiary of the Corporation.

Common Stock Purchase Guideline

  In 1995, upon the recommendation of the Committee on Corporate Governance, the Board of Directors adopted a Common Stock purchase guideline, which provides that each non-employee director annually purchase Common Stock in an amount equal to twenty-five percent of the annual retainer fee then in effect. This guideline may be satisfied through open market purchases, participation in the Corporation's Dividend Reinvestment and Stock Purchase Plan, or investments in phantom shares of Common Stock in the Directors Deferred Compensation Plan. During 2000, each non-employee director complied with this guideline.

       SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

  The table below captioned "Security Ownership of Directors, Nominees and Executive Officers" sets forth information concerning beneficial ownership of the Corporation's Common Stock as of January 31, 2001 by each director and nominee for election as a director, each of the executive officers named in the Summary Compensation Table on page 18, and all directors, nominees and executive officers of the Corporation as a group. Except as otherwise noted, each individual exercises sole voting and investment power over the shares of Common Stock shown. The separate table captioned "Common Stock Unit Ownership" shows phantom or deferred Common Stock units owned by the individual or group through the compensation or benefit plan identified in the corresponding footnote. The Common Stock units can be settled only in cash. The number of shares of Common Stock shown in the Security Ownership Table as beneficially owned by each director and executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of the Security Ownership Table, beneficial ownership includes any shares of Common Stock as to which the individual has sole or shared voting power or investment power and also any shares of Common Stock that the individual has the right to acquire within 60 days of January 31, 2001 through the exercise of any option, warrant or right.

   Security Ownership of Directors, Nominees and Executive
                          Officers

                                               Amount and Nature
                                            of Beneficial Ownership
----------------------------------------------------------------------------------------------------------------------------
                                                                                                          Common Stock Unit
Name                                             Common Stock*                                                Ownership
----------------------------------------------------------------------------------------------------------------------------
Paul W. Chellgren                                      6,125(/1/)                                                9,219(a)(b)
----------------------------------------------------------------------------------------------------------------------------
Robert N. Clay                                         4,216                                                     7,660(a)(b)
----------------------------------------------------------------------------------------------------------------------------
George A. Davidson, Jr.                                9,894                                                     5,526(a)
----------------------------------------------------------------------------------------------------------------------------
David F. Girard-diCarlo                                3,688(/2/)                                                2,982(a)
----------------------------------------------------------------------------------------------------------------------------
Walter E. Gregg, Jr.                                 283,750(/3/)(/4/)                                          20,702(c)
----------------------------------------------------------------------------------------------------------------------------
Joseph C. Guyaux                                     135,184(/3/)(/4/)(/5/)                                        209(c)
----------------------------------------------------------------------------------------------------------------------------
William R. Johnson                                       375(/2/)                                                4,350(a)(b)
----------------------------------------------------------------------------------------------------------------------------
Bruce C. Lindsay                                       5,444                                                     4,025(a)(b)
----------------------------------------------------------------------------------------------------------------------------
W. Craig McClelland                                    5,218(/2/)                                                7,711(a)(b)
----------------------------------------------------------------------------------------------------------------------------
Ralph S. Michael III                                 174,978(/3/)(/4/)(/6/)(/7/)                                 2,744(c)(d)
----------------------------------------------------------------------------------------------------------------------------
Jane G. Pepper                                         1,375                                                     2,960(a)(b)
----------------------------------------------------------------------------------------------------------------------------
Thomas H. O'Brien                                    778,166(/3/)(/4/)(/8/)                                     34,268(c)
----------------------------------------------------------------------------------------------------------------------------
Jackson H. Randolph                                   12,337                                                     7,575(a)
----------------------------------------------------------------------------------------------------------------------------
James E. Rohr                                        557,455(/3/)(/4/)(/9/)                                     27,760(c)
----------------------------------------------------------------------------------------------------------------------------
Roderic H. Ross                                        7,642                                                     7,575(a)
----------------------------------------------------------------------------------------------------------------------------
Lorene K. Steffes                                        171                                                       467
----------------------------------------------------------------------------------------------------------------------------
Thomas J. Usher                                        5,667                                                     4,693(a)(b)
----------------------------------------------------------------------------------------------------------------------------
Milton A. Washington                                  20,155                                                     7,575(a)
----------------------------------------------------------------------------------------------------------------------------
Helge H. Wehmeier                                      4,891                                                     4,937(a)(b)
----------------------------------------------------------------------------------------------------------------------------
Thomas K. Whitford                                   112,392(/2/)(/3/)(/4/)                                      8,887(c)(d)
----------------------------------------------------------------------------------------------------------------------------
Directors, nominees and executive officers
 as a group (24 persons)*/**                       2,427,986(/1/)(/2/)(/3/)(/4/)(/5/)(/6/)(/7/)(/8/)(/9/)      175,500(a)(b)(c)(d)

 * As of January 31, 2001, there were 290,010,358 shares of the Corporation's Common Stock issued and outstanding. The number of shares of Common Stock held by each individual is less than 1% of the outstanding shares of Common Stock; the total number of shares of Common Stock held by the group is also less than 1% of the class. No director, nominee or executive officer owns shares of preferred stock of the Corporation. These percentages were calculated by adding shares subject to employee stock options to the foregoing number if the options were either exercisable as of January 31, 2001 or exercisable within 60 days of that date.

** Certain of the directors and executive officers also own shares of BlackRock's class A common stock. The number of such shares beneficially owned by individuals listed in the Security Ownership Table are as follows: Ms. Pepper (1,000) and Messrs. Clay (10,000); Davidson (10,000); Girard-diCarlo (5,000); Gregg (10,000); Lindsay (7,500); O'Brien (11,118);
    Randolph (6,500); Rohr (10,000); Ross (1,000); Usher (5,376); Washington
    (10,000); and Wehmeier (8,321). The total number of such shares owned by directors and executive officers as a group (15 persons) is 111,065. The number of shares of BlackRock class A common stock held by each individual is less than 1% of the outstanding shares as of January 31, 2001; the total number of such shares held by the group is approximately 1.09% of the class.

(1) Includes shares held in the PNC Bank Kentucky, Inc. Directors Deferred Compensation Plan.

(2) Includes shares held jointly with spouse.

(3) Includes shares held in the Corporation's Incentive Savings Plan, a qualified employee defined benefit contribution plan.

(4) Includes shares subject to employee stock options held by Mr. O'Brien and the executive officers and either exercisable as of January 31, 2001 or exercisable within 60 days of that date. The shares subject to such options are as follows: Messrs. O'Brien (285,583 shares); Rohr (358,280 shares); Gregg (227,566 shares); Guyaux (87,619 shares); Michael (69,382); and Whitford (67,538 shares). The aggregate number of shares subject to such options for the remaining four executive officers is 201,985.

(5) Includes 14 shares held indirectly as custodian for grandchild.

(6) Includes 9,407 shares owned by spouse, as to which the individual disclaims beneficial ownership.

(7) Includes 158 shares beneficially owned by son, as to which the individual disclaims beneficial ownership.

(8) Includes 1,000 shares owned by spouse, as to which the individual disclaims beneficial ownership.

(9) Includes 379 shares held indirectly as custodian for daughter.

                  COMMON STOCK UNIT OWNERSHIP TABLE FOOTNOTES

(a) Includes deferred Common Stock units credited to an account established under the Corporation's Outside Directors Deferred Stock Unit Plan.

(b) Includes phantom Common Stock units credited to an account established under the Corporation's Directors Deferred Compensation Plan.

(c) Includes phantom Common Stock units held in the Corporation's Supplemental Incentive Savings Plan, a non-qualified excess defined contribution plan.

(d) Includes phantom Common Stock units credited to an account established under the Corporation's Deferred Compensation Plan.

Security Ownership of Certain Beneficial Owners

  As of February 28, 2001, based solely on Schedules 13G filed with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), the following persons are known by the Corporation to be the beneficial holders of more than five percent of the Corporation's Common Stock. The numbers shown in the table represent holdings as of December 31, 2000 and should be interpreted in light of the related footnotes.

                                           Amount and Nature    Percent of
Name and Address of Beneficial Owner    of Beneficial Ownership    Class
------------------------------------    ----------------------- -----------
FMR Corp.(/1/)                              19,084,504(/2/)     6.603%(/2/)
Fidelity Management & Research Company
Fidelity Management Trust Company
Strategic Advisers, Inc.
82 Devonshire Street
Boston, Massachusetts 02109

Fidelity International Limited(/1/)              (/2/)             (/2/)
Pembroke Hall
42 Crow Lane
Hamilton, Bermuda

--------
(1) The shares reported by FMR Corp. relate to those attributable to the following wholly-owned subsidiaries of FMR Corp.: (i) Fidelity Management & Research Company ("Fidelity Research"), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940; (ii) Fidelity Management Trust Company ("Fidelity Trust"), a bank as defined in Section 3(a)(6) of the Exchange Act; and (iii) Strategic Advisers, Inc. ("Strategic Advisers"), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940.

   Fidelity International Limited ("FIL"), a Bermudan joint stock company and an investment adviser to various investment companies and certain institutional investors, is an entity which FMR Corp. asserts currently operates independently of FMR Corp. and Fidelity Research. FMR Corp. and FIL disclaim that they act as a "group" for purposes of Section 13(d) of the Exchange Act or that the shares of the Common Stock held by the other company need be aggregated for purposes of Section 13(d). FMR Corp., however, made its filing on a voluntary basis as if all of the shares of Common Stock held by FIL are beneficially owned by FMR Corp. and FIL on a joint basis.

(2) FMR Corp. reports sole voting power as to 2,065,694 shares of Common Stock and sole dispositive power as to 19,804,504 shares. These shares do not include shares owned directly by the Fidelity Funds and which Fidelity Research votes under written guidelines established by the Funds' Boards of Trustees, but do include 16,717,610 shares as to which Fidelity Research reports sole dispositive power. Fidelity Trust has sole dispositive power over 2,024,794 shares and sole voting power over 1,723,594 shares and these shares are included in the shares reported by FMR Corp. FMR Corp.'s beneficial ownership may include shares beneficially owned through Strategic Advisers. FIL is the beneficial owner of 342,100 shares of Common Stock.

       TRANSACTIONS INVOLVING DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

  Certain directors, nominees and/or their associates were customers of and had transactions with the Corporation or its subsidiaries ("Company") during 2000. Transactions that involved loans or commitments by subsidiary banks were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

  Since the beginning of 2000, the Corporation has advanced expenses in the net amount of approximately $128,200 on behalf of Thomas H. O'Brien, Chairman of the Corporation, in connection with legal proceedings and claims against him on account of his service as a former trustee of Allegheny Health Education and Research Foundation, a non-profit entity which with certain affiliates was a customer of the Company. The Corporation expects to advance additional amounts in the future.

  Blank Rome Comisky & McCauley LLP, the law firm for which Mr. Girard-diCarlo serves as Co-Chairman and Managing Partner, provided legal services to the Company during 2000 and is providing similar services during 2001.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Corporation's directors, its executive officers, and persons who own more than ten percent of a registered class of the Corporation's equity securities (currently there are no such shareholders) to file with the Corporation, the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of any equity securities of the Corporation. With respect to 2000, to the best of the Corporation's knowledge, all required report forms were filed on a timely basis. In making this statement, the Corporation has relied in part on the written representations of its directors and certain of its current and former executive officers, and copies of the reports provided to the Corporation.

                       COMPENSATION OF EXECUTIVE OFFICERS

Personnel and Compensation Committee Report

  The following is the Personnel and Compensation Committee's report to shareholders on the Corporation's executive compensation policies with respect to compensation reported for fiscal year 2000. In accordance with the rules of the SEC, this report shall not be incorporated by reference into any of the Corporation's future filings made under the Securities Exchange Act of 1934 or under the Securities Act of 1933, and shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933.

   Personnel and Compensation Committee Report on Executive Compensation for
                                Fiscal Year 2000

                                  Introduction

  The Personnel and Compensation Committee of The PNC Financial Services Group, Inc. Board of Directors is composed solely of non-employee directors. No Committee member can be a current or former officer of the Corporation.

  One of the Committee's key responsibilities is to provide oversight for the Corporation's executive compensation program. The Committee conducts regular, comprehensive reviews of the Corporation's executive compensation program and establishes the annual compensation of the Corporation's executive officers. The Committee also takes action, or recommends that the Board take action, regarding the adoption, amendment, or administration of executive compensation or benefit plans.

  The Corporation's executive compensation program is designed to: attract, motivate and retain executive officers who can make significant contributions to the Corporation's long-term success; align the interests of executive officers with those of shareholders; and place a significant proportion of our executive officers' total compensation at risk by tying it to the Corporation's financial and common stock price performance.

  The Committee is assisted by both an independent compensation consultant retained by the Committee and the Corporation's internal support staffs. The Committee also uses comparative compensation data for the financial services industry and key management positions obtained from nationally recognized compensation consulting firms.

  This compensation data covers a Peer Group of selected financial services organizations that compete with the Corporation. The Committee considers the organizations included in the Peer Group to be indicative of the Corporation's financial services competitors in terms of size and mix of businesses. The appropriateness of the Peer Group's composition is reviewed and approved by the Committee at least annually.

  The Committee uses the Peer Group as its primary tool to compare performance and compensation when making key compensation-related decisions. The institutions included in the Peer Group do not necessarily include the same institutions included in the S&P Major Regional Banks Index used for the Common Stock Performance Graph on page 25. The Common Stock Performance Graph, however, also shows the median total shareholder return for the Peer Group members listed in the footnote to the graph.

  The three primary components of the Corporation's executive compensation program are: base salary; annual incentive awards; and long-term incentive awards. The following three sections of this report discuss each of these components in turn.

                                  Base Salary

  The base salaries of executive officers are generally targeted at the middle of the competitive marketplace. The Corporation's human resources staff determines the market rate for an executive position annually. In making this determination, the human resources staff considers a number of factors, including: relevant industry salary practices; the position's complexity and level of responsibility; the position's importance to the Corporation in relation to other executive positions; and the competitiveness of an executive's total compensation.

  Specific compensation data obtained from Peer Group proxy statements is used in establishing the salaries of the Corporation's Chief Executive Officer and Vice Chairman.

  Subject to the Committee's approval, the level of an executive officer's base salary is determined on the basis of relevant comparative compensation data and the Chief Executive Officer's assessment of the executive's performance, experience, demonstrated leadership, job knowledge and management skills.

                            Annual Incentive Awards

  Annual incentive awards are cash bonuses designed to provide a linkage among executive performance, annual objective performance measures and long-term increases in shareholder value.

  For the 2000 award period, annual incentive awards were made to Mr. Rohr and the other four executive officers listed in the compensation tables beginning on page 18 under the Corporation's 1996 Executive Incentive Award Plan. The shareholders are being asked to reapprove certain elements of and approve amendments to this plan at the annual meeting as discussed beginning on page 34 of this proxy statement. The Committee has reviewed the proposal and recommended that the Board submit it to shareholders with a recommendation for approval.

  The Executive Incentive Award Plan is designed to give the Committee the flexibility to make annual incentive awards that are comparable to those found in the marketplace in which the Corporation competes for executive talent. This plan is also designed to permit the payment of annual incentive awards that are intended to qualify as deductible, performance-based compensation under Section 162(m) of the Internal Revenue Code.

  For 2000, the five participants in this plan share in a compensation pool equal to one-half of one percent of the Corporation's 2000 consolidated pre-tax net income. This amount is determined in accordance with generally accepted accounting principles, after adjustment to exclude or include unusual, infrequently occurring or extraordinary items or cumulative effects of changes in accounting principles, as defined under generally accepted accounting principles.

  During the first quarter of 2000, the Committee assigned incentive award amounts. An incentive award amount is the maximum percentage of the compensation pool a participant could receive for the 2000 award period. No participant could be assigned a percentage of the compensation pool greater than 35% and the sum of all percentages assigned cannot exceed 100% of the compensation pool.

  During the first quarter of 2001, the Committee took the actions necessary to arrive at the amount of the annual incentive award for each of the five plan participants. Among other things, the Committee: confirmed the identity of the executive officers eligible to participate in the plan; certified in writing the size of the compensation pool for the 2000 award period, in reliance upon financial information supplied by the Corporation's officers; and certified in writing the amount of the authorized incentive award to be paid to each participant. The final amount of an incentive award is determined by the maximum percentage of the compensation pool which could be paid to the participant and such qualitative and quantitative performance factors as the Committee deemed relevant in adjusting the incentive award payable to the level shown in the Summary Compensable Table on page 18 in the column captioned "Bonus ($)" for the year 2000, for Messrs. Rohr, Gregg, Guyaux, Whitford and Michael.

  For those executive officers who do not participate in the Executive Incentive Award Plan, the target amount payable as an annual incentive award is based on an analysis of competitive Peer Group pay practices and is expressed as a percentage of base salary.

  When the Committee established the 2000 target annual incentive awards, the Committee assumed that the 2000 target performance goal would be achieved. Achievement of that goal would result in approximately median total cash compensation.

  There are a number of factors that can affect the amount of an executive officer's incentive award payment, including:

  . "EPS Goal"--This goal is based on the Corporation's earnings per share in relation to the Corporation's budget. Management established, subject to Committee approval, the target EPS Goal for 2000;

  . "Relative Goals"--These goals are based primarily on the Corporation's return on average common shareholders' equity relative to the Peer Group, with additional consideration given to the Corporation's relative return on average assets. Assuming that the EPS Goal for the year is met or exceeded, which was the case for 2000, the Committee believes that the Corporation's relative return on average common shareholders' equity should be the primary measure used in determining the size of the annual incentive award granted to the Corporation's Chief Executive Officer and other executive officers;

  . Business financial performance relative to that business's budget is also considered;

  . The Chief Executive Officer's assessment of an executive officer's performance is also a factor; and

  . The Committee may exercise its discretion to increase, reduce or eliminate an executive officer's award, based on its assessment of the officer's performance.

                           LONG-TERM INCENTIVE AWARDS

  Stock option grants, incentive share awards and other stock-based grants and awards are made under the Corporation's 1997 Long-Term Incentive Award Plan. Shareholders are being asked to reapprove certain elements of and approve amendments to the Long-Term Incentive Award Plan at the 2001 annual meeting, as discussed beginning on page 26 of this proxy statement. The Committee has reviewed the proposal and recommended to the Board that it be submitted to shareholders with a recommendation for approval. The purposes of the Long-Term Incentive Award Plan are to attract, retain and motivate executives of outstanding ability and to promote the identification of their interests with those of the Corporation's shareholders.

  The number of stock options granted by the Committee to executive officers is determined as follows. A number of stock options is established that would position the executive officer competitively relative to the Peer Group in terms of long-term compensation. This number is called the base-line amount and is used as a reference point for upward and downward adjustments to the stock option grant level. The base-line amount is adjusted periodically in order to maintain the Corporation's competitiveness in long-term compensation.

  Each year, the Committee may adjust the stock option grant level upward or downward from the base-line amount. This adjustment is based on the Corporation's total shareholder return in comparison with the Peer Group. If the Corporation's total shareholder return is significantly higher or lower than the Peer Group's median return, the number of options granted will be adjusted above or below the base-line amount.

  The Corporation's total shareholder return is based on its common stock appreciation and dividend payments for the three most recent years. For example, the 2000 option grants were based on common stock appreciation and dividend payments for the period 1997 through 1999. The base-line amount for the 2000 grants was increased by 5% from the target level established for the 1999 grants.

  The Committee has consistently attempted to maintain the long-term compensation of executive officers at a level which is competitive in terms of the mix of awards and its potential value. The Committee reviews data on competitive trends in long-term compensation at regular intervals. In January 2000, the Committee asked the Corporation's senior management to prepare for the Committee's consideration recommendations for compensation programs designed to further promote the retention of key executive officers. At its February 2000 meeting, the Committee considered management's recommendation for an Executive Recognition Program. Among other things, the proposed program provided for stock option grants and performance-based incentive share awards to a select group of key executive officers.

  Following a discussion of the proposed Executive Recognition Program and its consistency with Peer Group compensation data, and the input of the Committee's independent compensation consultant, the Committee approved the program as presented. The Committee believes that the Executive Recognition Program is appropriately designed to promote the retention of key executive officers while incorporating strong performance-based elements.

  In November 2000, the Committee reviewed and discussed with its independent compensation consultant the results of a total compensation review conducted of the Corporation's executive officer group. The review used proxy statement data and survey information provided by independent compensation consultants. The Committee then made incentive share awards pursuant to which restricted shares of the Corporation's common stock were issued to a select group of key executive officers to position their long-term compensation appropriately relative to their peers.

  Additional information about the grants and awards made by the Committee is included in the Summary Compensation Table, Individual Option Grant Table, and 1997 Long-Term Incentive Award Plan-Awards in 2000 Table which follow this report.

                      Chief Executive Officer Compensation

  During 2000, Thomas H. O'Brien served as the Corporation's Chairman and Chief Executive Officer until his retirement as Chief Executive Officer on April 30, 2000. Mr. O'Brien continues to serve as the Board's Chairman. James E. Rohr became the Corporation's Chief Executive Officer as of May 1, 2000 and continues to serve as the Corporation's President and Chief Executive Officer. Accordingly, under the rules of the Securities and Exchange Commission this report will discuss the Committee's decisions with respect to the compensation paid to both Messrs. Rohr and O'Brien for 2000.

  When deciding the compensation to be paid to the Corporation's Chief Executive Officer, the Committee acts privately, without the Chief Executive Officer or other officers present. As appropriate, the Committee will confer with its independent compensation consultant to determine whether the Corporation's executive compensation program is consistent with marketplace practices linking pay for performance. In general, the Committee considers the Corporation's financial performance and Peer Group financial performance and compensation data when making decisions regarding the Chief Executive Officer's compensation. The Committee also considers the Chief Executive Officer's leadership, decision-making skills, experience, knowledge, communication with the Board and strategic recommendations, as well as the Corporation's positioning for future performance. The Committee does not place more relative weight on one of these factors, but the Corporation's financial performance is generally given the most weight.

  The Committee's significant decisions regarding the Chief Executive Officer's compensation are reported to and discussed with the full Board. These discussions are held privately, without the Chief Executive Officer or any of the Corporation's other officers present.

  The following portions of the report will discuss the Committee's decisions regarding Mr. Rohr's and Mr. O'Brien's compensation for 2000.

  Because of Mr. Rohr's assumption of additional responsibilities as Chief Executive Officer and his continued high level of job performance, the Committee approved an increase in his base salary to $850,000.

  In deciding upon the size of Mr. Rohr's 2000 incentive award payment, the Committee considered these significant accomplishments, in addition to the Corporation's EPS Goal and Relative Goals achievements, for 2000:

  . Earnings for 2000 were a record $1.279 billion or $4.31 per diluted share, a 10 percent increase compared with core earnings per diluted share of $3.93 in 1999. Earnings from continuing operations for 2000 were $1.214 billion or $4.09 per diluted share, also up 10 percent compared with core earnings per diluted share from continuing operations in 1999. Cash earnings per diluted share from continuing operations were $4.48 for 2000, up 12 percent compared with core cash earnings per diluted share from continuing operations in 1999.

  . Noninterest income of $2.891 billion from continuing operations for 2000 increased 28 percent compared with 1999, excluding non-core items from the previous year, and represented 57 percent of total revenue.

  . The loan to deposit ratio was 106 percent at December 31, 2000, down from 121 percent at September 30, 1998 prior to the implementation of balance sheet downsizing initiatives. PNC's reliance on wholesale funding declined more than $8 billion over the same time frame.

  . Assets under management increased $40 billion or 19 percent compared with the prior year to $253 billion at December 31, 2000.

  . Asset management businesses grew earnings 22 percent compared with 1999 and increased to 24 percent of total business earnings in 2000.

  . Based on net income, return on average common shareholders' equity for 2000 was 21.63 percent and return on average assets was 1.68 percent.

  . On October 2, 2000, PNC announced that it reached a definitive agreement to sell its residential mortgage banking business. The transaction closed on January 31, 2001.

  . The integration of Investor Services Group continues as planned and the acquisition was accretive to earnings per diluted share in the fourth quarter of 2000.

  After considering all of these factors carefully, the Committee authorized the payment to Mr. Rohr of $2,601,000 as an incentive award for 2000.

  As for Mr. Rohr's long-term incentive compensation, the Committee made a supplemental stock option grant to him in addition to his regular grant to recognize his anticipated election as Chief Executive Officer and to position his long-term compensation appropriately relative to his peers. As part of the Executive Recognition Program, Mr. Rohr also received an incentive share award and an additional stock option grant. In November 2000, Mr. Rohr and other key executive officers were issued restricted shares of common stock pursuant to incentive share awards made as part of the Committee's continuing effort to keep pace with marketplace compensation trends and to tie a larger part of an executive officer's compensation package to the value of PNC's common stock. In order to allow the Committee increased flexibility in making long-term incentive compensation awards under the plan, the Committee adopted, subject to shareholder approval, an amendment to the Corporation's 1997 Long-Term Incentive Award Plan which increased the annual limit on grants to one individual from 250,000 shares to one million shares. The incentive share award made in February 2000 and the restricted stock issued to Mr. Rohr pursuant to a separate incentive share award made in November 2000 are subject to shareholder approval of this plan amendment.

  The Committee also authorized the payment to Mr. O'Brien of $1,133,300 as an incentive award for his period of service as Chief Executive Officer during 2000. In deciding upon the amount of Mr. O'Brien's award, the factors considered by the Committee included the following, in addition to Corporation's EPS Goal and Relative Goals achievements for 2000: Mr. O'Brien's crucial role in strengthening the Corporation's business mix and risk profile; his implementation of a sound strategic plan for the Corporation, which produced five consecutive years of record earnings; his outstanding leadership and vision during his tenure as Chief Executive Officer in advancing the Corporation's transition from a traditional regional bank to a diversified financial services company; and his development of a strong executive management team and a management succession plan that worked extremely well in transferring the role of Chief Executive Officer to Mr. Rohr.

  In addition, the Committee granted to Mr. O'Brien 100,000 nonstatutory stock options with an exercise price equal to the fair market value of a share of common stock on the date of grant, January 31, 2000.

                                   Tax Policy

  Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction for compensation over $1 million paid to the Chief Executive Officer and any of the executive officers included in the compensation tables following this report, provided that they are serving in that capacity as of the last day of the Corporation's fiscal year.

  One exception to Section 162(m)'s disallowance of a federal income tax deduction for compensation over $1 million applies to performance-based compensation paid pursuant to shareholder-approved plans. Awards made under the 1996 Executive Incentive Award Plan and the 1997 Long-Term Incentive Award Plan can be made eligible for the performance-based exception and therefore eligible as a federal income tax deduction for the Corporation.

  Although the Committee keeps in mind the desirability of controlling the Corporation's nondeductible compensation expense, the Committee also believes that it is equally important to maintain the flexibility and competitive effectiveness of the Corporation's executive compensation program. Therefore, the Committee may from time to time decide to make grants and awards which may not be deductible for federal income tax purposes due to the provisions of
Section 162(m). This was true in the case of the restricted stock issued to Mr. Rohr and certain other executive officers in November 2000.

                                   Conclusion

  Based upon its review of the Corporation's executive compensation program, the Committee believes that the program's basic structure is appropriate, competitive and effective to serve the purposes for which it was established.

                                      MEMBERS OF THE COMMITTEE:

                                      Thomas J. Usher, Chairman
                                      Paul W. Chellgren
                                      Robert N. Clay
                                      William R. Johnson
                                      W. Craig McClelland
                                      Milton A. Washington

Compensation Committee Interlocks and Insider Participation

  Messrs. Usher, Chellgren, Clay, Johnson, McClelland, and Washington, none of whom are officers or former officers of the Corporation or any of its subsidiaries, served as members of the Personnel and Compensation Committee during 2000.

  Certain members of the Personnel and Compensation Committee and their associates were customers of and had transactions with the Corporation or its subsidiaries during 2000. Transactions that involved loans or commitments by subsidiary banks were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

Change in Control and Other Arrangements

  The Corporation has entered into change in control severance agreements with each of the executive officers named in the Summary Compensation Table and certain other selected officers. If the executive officer's employment is terminated by the Corporation without cause, or by the executive officer for good reason, during a period of three years (two years in the case of the other selected officers) following a change in control of the Corporation, the executive officer will receive severance benefits, including (i) a lump sum payment of three times (two times in the case of the other selected officers) the executive officer's annual base salary and bonus; (ii) the payment of at least the target bonus for the executive officer for the fiscal year during which the executive officer's employment is terminated; (iii) three years (two years in the case of the other selected officers) of additional benefits under certain of the Corporation's retirement and benefit plans; and (iv) a payment to reimburse the executive officer for any excise taxes on severance benefits that are considered excess parachute payments under the Internal Revenue Code of 1986, as amended ("Code"). The pension benefits payable to an executive officer may be increased depending upon the officer's age on the date of termination. Each agreement requires the executive officer not to use or disclose any of the Corporation's confidential business information and, if the executive officer receives the above severance benefits, not to employ or solicit any officer of the Corporation during the year following the executive officer's termination. Each agreement terminates when the executive officer reaches age 65, and the Corporation may, upon one year's advance notice, simultaneously terminate all of the change in control severance agreements.

  The Corporation's displaced employee assistance plans for employees generally provide an increase in severance benefits following a change in control under certain circumstances. If an employee's employment is terminated by the Corporation within two years following consummation of a change in control, the employee will receive a lump sum payment equal to twice the benefits to which such employee otherwise would be entitled under the applicable plan. In addition, certain other officers and employees are eligible for a severance benefit based on their variable compensation.

Summary Compensation Table*

  The Summary Compensation Table shows, for the years 1998 through 2000, the compensation paid or awarded to Mr. Rohr, the Corporation's President and Chief Executive Officer since May 1, 2000, Mr. O'Brien, the Corporation's Chairman and retired Chief Executive Officer, and the Corporation's next four most highly compensated, policy-making executive officers; the inclusion of those four executive officers in this group is based on salary and bonus earned during 2000. The amounts shown in the "Salary" column include the dollar amounts attributable to holidays, vacation time, and paid time off. Messrs. Rohr and O'Brien and the four executive officers are referred to collectively for purposes of the compensation tables as the Corporation's "named executive officers." For a detailed discussion of the Corporation's executive compensation program, please refer to the Personnel and Compensation Committee Report on Executive Compensation beginning on page 11.

                                                   Annual Compensation            Long-Term Compensation
                                             -------------------------------- ------------------------------
                                                                                     Awards
                                                                              ---------------------
                                                                       Other             Securities
                                                                       Annual Restricted Underlying   All
                                                                        Comp    Stock     Options/   Other
Name and Principal Position                  Year Salary ($) Bonus ($)  ($)   Award ($)   SARS (#)  Comp ($)
---------------------------                  ---- ---------- --------- ------ ---------- ---------- --------
                                                                        (a)      (b)        (c)       (d)

James E. Rohr**                              2000  836,120   2,601,000 3,690  3,862,500   277,261   226,931
President and Chief Executive Officer        1999  754,615   1,808,800 3,338          0    95,000   197,807
The PNC Financial Services Group, Inc.       1998  717,308   1,174,500 3,928          0   135,114   154,137

Thomas H. O'Brien**                          2000  411,662   1,133,300 1,366          0   100,000   369,784
Chairman                                     1999  992,308   3,400,000 2,149          0   238,750   282,674
The PNC Financial Services Group, Inc.       1998  950,000   2,565,000 3,594          0   364,868   205,362

Walter E. Gregg, Jr.                         2000  667,738   1,579,900     0  2,575,000   150,000   208,917
Vice Chairman                                1999  593,846   1,326,000     0          0    63,650   143,577
The PNC Financial Services Group, Inc.       1998  552,308     831,600 1,260          0    53,400   112,476

Joseph C. Guyaux                             2000  375,422     486,400     0  1,931,250   104,644    50,187
Group Executive, Regional Community Banking  1999  342,307     511,000     0          0    64,461    41,874
The PNC Financial Services Group, Inc.       1998  296,923     341,000 1,602          0    32,135    25,277

Thomas K. Whitford                           2000  339,615     469,200     0  1,609,375    85,802    45,732
Group Executive, Strategic Planning          1999  302,308     427,800     0          0    48,771    37,213
The PNC Financial Services Group, Inc.       1998  260,000     320,000     0          0    26,986    21,050

Ralph S. Michael, III                        2000  347,738     409,500 1,525  1,609,375    89,674    44,169
Group Executive, PNC Advisors                1999  331,154     395,000 1,414          0    75,167    35,853
and PNC Capital Markets                      1998  310,000     180,000 3,686          0    55,082    28,328
The PNC Financial Services Group, Inc.

----
 *  Footnotes to the Summary Compensation Table are set forth on page 19.
** Mr. Rohr became the Corporation's President and Chief Executive Officer as of May 1, 2000, following Mr. O'Brien's retirement as Chief Executive Officer on April 30, 2000.

Footnotes to Summary Compensation Table

(a) The amounts shown represent reimbursement for certain tax liabilities. None of the named executive officers received perquisites or other personal benefits, securities or property during 2000 that, in the aggregate, cost the Corporation the lesser of $50,000 or 10% of the named executive officer's salary and bonus earned during that year. Perquisites and other personal benefits that were received by the named executive officers were valued on the basis of their incremental cost to the Corporation and its subsidiaries, as prescribed by the rules of the SEC.

(b) The values in this column were calculated by multiplying the number of shares of restricted Common Stock awarded to the named executive officer on November 15, 2000 by the closing market price of a share of Common Stock on the New York Stock Exchange on that date ($64.3750). The named executive officers are entitled to dividends on the restricted stock awarded, as declared by the Board on Common Stock.

     As of December 31, 2000, the named executive officers held restricted shares of Common Stock as follows, with the aggregate dollar value shown as of that date: Messrs. Rohr (60,000 shares; $4,383,750); O'Brien (0 shares); Gregg (40,000 shares; $2,922,500); Guyaux (30,000 shares;
     $2,191,875); Whitford (25,000 shares; $1,826,563); and Michael (25,000 shares; $1,826,563). The per share dollar amount used to calculate these values was $73.0625, the closing market price of a share of Common Stock on the New York Stock Exchange on December 29, 2000, the final trading day of the year. The shares of restricted stock shown were issued pursuant to an incentive share award made to each of the named executive officers by the Personnel and Compensation Committee as of November 15, 2000. The restricted shares issued to Mr. Rohr will be cancelled, and any dividends declared on those shares will be forfeited, if shareholders do not approve the amendments to the Corporation's 1997 Long-Term Incentive Award Plan at the annual meeting, as described more fully beginning on page 26.

(c) With respect to Messrs. Rohr, Guyaux, Whitford and Michael, the number shown in this column for 2000 includes shares of Common Stock underlying both nonstatutory stock options granted by the Personnel and Compensation Committee in its discretion during 2000 and reload nonstatutory stock options automatically granted upon the named executive officer's exercise during 2000 of options granted by the Personnel and Compensation Committee prior to 2000. The number of shares of Common Stock underlying reload options are shown in parenthesis for Messrs. Rohr (29,761); Guyaux (14,644); Whitford (10,802); and Michael (14,674). For more information about reload options, please see the "Individual Option Grants--2000" table on page 20 and the relevant footnotes.

(d) The amount shown for 2000 includes the dollar value of matching contributions made pursuant to the Corporation's Incentive Savings Plan, a qualified employee benefit defined contribution plan, for Messrs. Rohr ($10,200); O'Brien ($10,200); Gregg ($4,266); Guyaux ($10,200); Whitford
     ($5,013); and Michael ($10,200). The amount also includes 2000 contributions made to the Corporation's Supplemental Incentive Savings Plan, a non-qualified excess defined contribution plan for Messrs. Rohr ($94,236); O'Brien ($116,500); Gregg ($75,578); Guyaux ($27,656);
     Whitford ($28,197); and Michael ($22,514). The amount shown also includes the 2000 net premiums paid by the Corporation in connection with its Key Executive Equity Plan, a split-dollar insurance arrangement, on behalf of Messrs. Rohr ($122,495); O'Brien ($189,005); Gregg ($129,073); Guyaux
     ($12,331); Whitford ($12,521); and Michael ($11,455). The net premiums disclosed in the preceding sentence represent the full dollar amounts paid by the Corporation for both the term and non-term portions of the Key Executive Equity Plan. The remaining amount shown for Mr. O'Brien represents the imputed income due to certain personal benefits made available to him as the retired Chief Executive Officer of the Corporation. These benefits include: automobile and aircraft use; financial planning services; and club memberships.

Option Grants in 2000

  This table provides information on stock options granted to the named executive officers in 2000. Only nonstatutory stock options were granted in 2000 under the Corporation's 1997 Long-Term Incentive Award Plan.

  The table provides information about two categories of options granted during 2000: (i) options granted to each of the named executive officers at the discretion of the Personnel and Compensation Committee; and (ii) reload options automatically granted to Messrs. Rohr, Guyaux, Whitford and Michael upon their exercise, in the required manner, of options previously granted to them by the Personnel and Compensation Committee. Reload options included in the following table are marked with the symbol "(R)." Information about the nature and purpose of reload options is included in footnote (b); where appropriate, other footnotes provide additional information which is specific to the reload options shown in the table.

                        Individual Option Grants--2000

                       Number of   % of Total
                      Securities    Options
                      Underlying   Granted to                             Grant Date
                        Options    Employees  Exercise or Base Expiration  Present
Name                  Granted (#)   in 2000     Price ($/Sh)      Date    Value ($)
----                  -----------  ---------- ---------------- ---------- ----------
                        (a)(b)                      (c)           (d)        (e)
James E. Rohr           100,000       2.40        42.1875      01/06/2010   937,039
                         65,000       1.56        46.8750      01/31/2010   685,153
                         82,500       1.98        42.5312      02/16/2010   792,910
                         29,761(R)    0.71        55.4688      02/17/2009   354,436
Thomas H. O'Brien       100,000       2.40        46.8750      01/31/2010 1,054,082
Walter E. Gregg, Jr.     85,000       2.04        42.1875      01/06/2010   796,483
                         15,000       0.36        46.8750      01/31/2010   158,112
                         50,000       1.20        42.5312      02/16/2010   480,552
Joseph C. Guyaux         60,000       1.45        42.1875      01/06/2010   562,223
                         30,000       0.72        42.5312      02/16/2010   288,331
                         14,644(R)    0.35        61.7500      02/17/2009   213,499
Thomas K. Whitford       50,000       1.20        42.1875      01/06/2010   468,519
                         25,000       0.60        42.5312      02/16/2010   240,276
                          5,546(R)    0.13        58.0000      02/17/2009    66,767
                          5,256(R)    0.13        63.3438      02/17/2009    79,662
Ralph S. Michael III     50,000       1.20        42.1875      01/06/2010   468,519
                         25,000       0.60        42.5312      02/16/2010   240,276
                         14,674(R)    0.35        56.6875      02/17/2009   178,598

--------
(a) The options granted by the Personnel and Compensation Committee have the following grant dates. The first tranche of options shown for Messrs. Rohr, Gregg, Guyaux, Whitford and Michael have a grant date of January 6, 2000. Mr. O'Brien's options were granted on January 31, 2000. Also on January 31, 2000, Messrs. Rohr and Gregg each received their second option grant. On February 16, 2000, Messrs. Guyaux, Whitford and Michael each received their second option grant and Messrs. Rohr and Gregg received their final option grant from the Personnel and Compensation Committee.

   The reload options shown were automatically granted on the exercise date(s) of the named executive officer's original options. The grant dates for the reload options are as follows: (i) Mr. Rohr's reload options were granted on June 5, 2000; (ii) Mr. Guyaux's reload options were granted on October 24, 2000; (iii) Mr. Whitford's 5,546 reload options were granted on August 9, 2000 and his 5,256 reload options were granted on October 10, 2000; and
   (iv) Mr. Michael's reload options were granted on June 2, 2000.

   The options granted by the Personnel and Compensation Committee in January 2000 vest in three equal annual installments, beginning one year after the grant date. One-half of the options granted in February 2000 vest after four years and one-half vest after five years. All reload options become exercisable one year after their grant date.

(b) Nonstatutory stock options with a "reload" feature were first granted to a select group of senior officers by the Personnel and Compensation Committee on February 19, 1997. Except for the 100,000 options granted to Mr. O'Brien on January 31, 2000, all options granted to the named executive officers and selected other senior officers by the Committee during 2000 also have a reload feature. If options with a reload feature are exercised using Common Stock which has been held for at least six months, the options exercised are automatically replaced or "reloaded" with a new, at-the-market option for each share of Common Stock used to satisfy the exercise price and meet any associated tax withholding obligation. Options can be reloaded only once, so that the reload options shown in the table cannot be replaced when they are exercised. The reload option will have the same remaining term as the option that was exercised. The reload option feature advances the Corporation's goal of increased Common Stock ownership by senior executives because it encourages the early exercise of stock options and the retention of the shares received upon exercise.

(c) The exercise price shown equals the average of the high and low sale prices of the Corporation's Common Stock on the New York Stock Exchange on the date of the grant.

(d) The date shown in this column is the applicable ten-year expiration date, but an option may expire prior to that date under certain circumstances specified in the governing nonstatutory stock option agreement, such as death, retirement, disability or termination of employment. The options granted to Mr. O'Brien on January 31, 2000 continue to vest in their normal course following his retirement as Chief Executive Officer of the Corporation. The exercisability of those options and options previously granted to Mr. O'Brien in 1999 and 1998 are not affected by his retirement.

    The expiration date shown for reload options coincides with the expiration date of the option exercised, regardless of the reload option's grant date. In other words, a reload option received upon the exercise of an option granted on February 17, 1999 would have the same ten-year expiration date of February 17, 2009 applicable to the original option, regardless of the date on which the reload option was granted.

(e) The dollar values listed in this column are based upon the Black-Scholes option pricing model.

    Except for the 100,000 options granted to Mr. O'Brien, the options granted in 2000 to the named executive officers at the discretion of the Personnel and Compensation Committee [i.e., the options shown in the table that are not marked by the symbol "(R)"] and to certain other executive officers include a reload feature. Those options were valued without regard to the reload feature. The grant of a reload option is treated for purposes of this table as the automatic grant of a new option, the value of which is determined on its own terms as of its grant date. Additional information about reload options is contained in footnote (b).

    The chart below shows, by option grant date, the assumptions used to determine the grant date present value per option. The dollar values shown in the Individual Option Grants table in the column captioned "Grant Date Present Value ($)" were calculated by carrying out the dollar value of each option to four decimal places and rounding the result to the nearest dollar. The Corporation in no way intends to provide any predictions or assurances with respect to option or Common Stock values, as some of the underlying assumptions are highly subjective. The grant dates for specific options listed in the Individual Option Grants table are disclosed in footnote (a).

                                          Annualized                      Estimated
    Grant    Market Exercise              Risk Free    Estimated Dividend Value of
     Date    Price   Price   Volatility Rate of Return   Life     Yield    Option
    -----    ------ -------- ---------- -------------- --------- -------- ---------
   01/06/00  $42.19  $42.19   0.21467        6.60%      5 Years    3.10%   $ 9.37
   01/31/00   46.88   46.88   0.21467        6.75       5 Years    3.10     10.54
   02/16/00   42.53   42.53   0.21467        6.81       5 Years    3.10      9.61
   06/02/00   56.69   56.69   0.20893        6.40       5 Years    3.10     12.17
   06/05/00   55.47   55.47   0.20893        6.40       5 Years    3.10     11.91
   08/09/00   58.00   58.00   0.20790        6.05       5 Years    3.10     12.04
   10/10/00   63.34   63.34   0.25852        5.93       5 Years    3.10     15.16
   10/24/00   61.75   61.75   0.25852        5.75       5 Years    3.10     14.58

Aggregated Option Exercises in 2000 and 2000 Year-End Option Values

  This table provides information concerning exercises of nonstatutory stock options during 2000 by certain of the named executive officers. The table also shows the number and value of unexercised options, including any reload options held by the named executive officer, at the end of 2000.

                                                  Number of Securities
                                                 Underlying Unexercised     Value of Unexercised
                                                     Options at 2000        In-the-Money Options
                                                      Year End (#)         at 2000 Year End (a)($)
                                                ------------------------- -------------------------
                         Shares
                      Acquired on     Value
Name                  Exercise (#) Realized ($) Exercisable Unexercisable Exercisable Unexercisable
----                  ------------ ------------ ----------- ------------- ----------- -------------
                                                                              (b)          (b)
James E. Rohr            96,666     2,758,330     271,614      340,595     8,595,660    9,529,166
Thomas H. O'Brien       299,118     3,661,907     200,000      204,500       925,563    5,139,563
Walter E. Gregg, Jr.          0             0     173,016      192,434     5,046,546    5,652,832
Joseph C. Guyaux         32,677       736,372      61,319      142,644     1,575,801    3,904,101
Thomas K. Whitford       23,353       545,382      36,622      116,284       829,314    3,202,122
Ralph S. Michael III     84,033     2,184,843      53,549      121,341       919,220    3,357,592

--------
(a) An option is in-the-money if the fair market value of the underlying security exceeds the exercise price of the option.

(b) The dollar values shown were calculated by determining the difference between: (i) the average of the high and low sale prices of the Corporation's Common Stock on the New York Stock Exchange on December 29, 2000 (i.e., $73.8437); and (ii) the exercise prices of the various options held by the named executive officer as of December 31, 2000.

1997 Long-Term Incentive Award Plan--Awards in 2000

  This table provides information on incentive share awards made to certain of the named executive officers in 2000 under the Corporation's 1997 Long-Term Incentive Award Plan.

                                    Performance
                        Number of     or Other
                      Shares, Units Period Until
                        or Other     Maturation
Name                    Rights(#)    or Payout   Threshold (#) Target (#) Maximum (#)
----                  ------------- ------------ ------------- ---------- -----------
                           (a)                        (c)         (c)         (c)
James E. Rohr            70,000         (b)         35,000       70,000     105,000
Thomas H. O'Brien             0         N/A              0            0           0
Walter E. Gregg, Jr.     50,000         (b)         25,000       50,000      75,000
Joseph C. Guyaux         30,000         (b)         15,000       30,000      45,000
Thomas K. Whitford       25,000         (b)         12,500       25,000      37,500
Ralph S. Michael III     25,000         (b)         12,500       25,000      37,500

--------
(a) The number shown represents the number of shares of the Corporation's Common Stock with respect to which an incentive share award was made as of February 16, 2000. No shares of Common Stock have yet been issued pursuant to this award. The actual number of shares of Common Stock, if any, which a named executive officer may receive depends on the attainment of certain performance goals and other factors, which are generally explained in footnote (c). In addition, Mr. Rohr's award will be cancelled if the amendments to the Corporation's 1997 Long-Term Incentive Award Plan are not approved by shareholders at the annual meeting, as discussed more fully beginning on page 26.

(b) The performance period began on January 1, 2000 and will end on December 31, 2002.

(c) The applicable performance goals are based on the Corporation's Return on Common Equity ("ROCE") and Total Shareholder Return ("TSR") during the performance period in relation to the Peer Group of financial services organizations approved by the Board's Personnel and Compensation Committee.

   If the Corporation's ROCE is at or above median for the Peer Group, the named executive officer will receive 50 percent of the incentive shares awarded. If the Corporation's TSR is at or above median for the Peer Group, 50 percent of the incentive shares are awarded. Additional incentive shares will be awarded as a premium if the Corporation's ROCE and/or TSR are within the top quartile of the Peer Group. The named executive officer will receive a number of additional incentive shares equal to 25 percent of the incentive shares originally awarded for each financial measure (ROCE or TSR) which places within the top quartile of the Peer Group.

   One-half of the shares of Common Stock awarded, if any, will be delivered following the end of the performance period. The other one-half of the shares of Common Stock awarded will be issued as restricted stock and will not be delivered to the named executive officer until one year after the end of the performance period.

   Under certain circumstances, the number of incentive shares which would otherwise be awarded to a named executive officer may be reduced or forfeited entirely. Incentive shares which would otherwise be awarded to an executive officer will be offset, on a share for share basis, for any incentive shares earned by the executive officer pursuant to an award made by the Personnel and Compensation Committee in 1998. Also, the award and delivery of the incentive shares may be accelerated if the named executive officer is affected by certain change-in-control events.

   The foregoing summary of the terms and conditions of the incentive share awards is not intended to be complete. Certain of the Corporation's executive officers other than the named executive officers also received incentive share awards during 2000.

Pension Benefits

  The Corporation maintains a non-contributory pension plan ("Pension Plan" or "Plan") for qualifying employees. The Plan is a defined benefit pension plan under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and is qualified under Section 401(a) of the Code. The Corporation and certain of its subsidiaries contribute an actuarially determined amount necessary to fund the total benefits payable to participants employed by them. The amount of the Corporation's annual contribution with respect to a specific participant cannot be readily calculated by the actuaries for the Pension Plan.

  Benefits under the Plan are determined as follows: Effective January 1, 1999, a recordkeeping "account" was established for each participant. The initial account balance was determined as the present value of each participant's accrued benefit as of December 31, 1998, using the Plan provisions in effect on December 31, 1998. For each calendar quarter after January 1, 1999, eligible participants receive contribution credits, expressed as a percentage of Covered Earnings, in accordance with a schedule based on the participant's age plus years of credited service. In addition, employees who were at least age 40 and had at least 10 years of credited service as of January 1, 1999 will receive additional quarterly "Transitional Credits" for up to 10 years.

  "Covered Earnings" is defined as an employee's regular earnings plus eligible paid bonuses; deferred bonus payments are applied to the Corporation's ERISA Excess Pension Plan, discussed below. Eligible bonuses for employees are limited to the greater of $25,000 or 50% of the employee's total eligible bonuses for the calendar year. Eligible bonuses are limited to $250,000 for purposes of the 50% calculation.

  Participants also receive quarterly interest credits at the prevailing 30-year U.S. Treasury Bond rate. The benefit provided to participants in the Pension Plan as of December 31, 1998 was no less than the benefit they had accrued as of December 31, 1998, under the Plan rules in effect as of that date.

  The Corporation also maintains two supplemental non-qualified pension plans. The ERISA Excess Pension Plan provides retirement benefits equal to the difference, if any, between the maximum benefit allowed under the Code and the amount that would be provided by the Pension Plan if no limits were applied. The ERISA Excess Pension Plan also recognizes deferred bonuses that were not included in the Pension Plan as Covered Earnings.

  The Corporation also maintains a separate supplemental retirement benefit plan applicable to certain officers of the Corporation and its subsidiaries. Officers who were age 50 and had five years of vesting service as of January 1, 1999 receive benefits based on the formula in effect prior to January 1, 1999. All other officers participating in this plan will receive a benefit based upon the cash balance formula described above, applied to the bonuses that are recognized for contribution purposes.

  The estimated total annual benefits (including those payable by both supplemental non-qualified pension plans) payable upon retirement at the normal retirement age of 65 for each of the named executive officers are as follows: Messrs. Rohr ($2,170,648); O'Brien ($1,948,104); Gregg ($1,199,292);
Guyaux ($759,073); Whitford ($698,240); and Michael ($708,285). The benefits have been projected assuming that: (a) each named executive officer's salary remains constant until retirement; (b) future annual bonuses are assumed to be the same as those paid in 2000; and (c) the 30-year U.S. Treasury Bond rate until retirement is 7.0%. The amounts shown are based on the payment method which would result in the highest annual benefit, if selected by the named executive officer. Participants may elect to receive their benefits in the form of lump sum payments instead of periodic payments. Mr. O'Brien elected to receive his benefits in the form of lump sum payments made following his retirement as an employee of the Corporation on April 30, 2000.

                         COMMON STOCK PERFORMANCE GRAPH

  The graph set forth below shows the cumulative total shareholder return (i.e., price change plus reinvestment of dividends) on the Corporation's Common Stock during the five-year period ended December 31, 2000, as compared with:
(i) an overall stock market index, the S&P 500 Index; (ii) a published industry index, the S&P Major Regional Banks Index ("S&P Banks"); and (iii) a selected peer group of the Corporation's competitors ("Peer Group"+). The yearly points marked on the horizontal axis of the graph correspond to December 31 of that year. The stock performance graph assumes that $100 was invested on January 1, 1996, for the five-year period and that any dividends were reinvested. The table below the graph shows the resultant compound annual growth rate ("CGR") for the performance period.


                                 [LINE GRAPH]

                                                                                      5 Year
                1995       1996      1997      1998          1999         2000          CGR
PNC             $100     $122.06   $191.19    $186.72       $158.62      $269.83       22.0%
Peer Group      $100      137.74    208.48     235.02        163.40       203.18       15.2%
S&P 500 Index   $100      122.96    163.98     210.85        255.21       231.98       18.3%
S&P Banks       $100      136.64    205.46     227.00        194.77       249.37       20.1%

+ The Peer Group represented comprises the following companies: Bank of America
  Corporation; The Bank of New York Company, Inc.; Bank One Corporation; First Union Corporation; Fleet Boston Corporation; KeyCorp; Mellon Financial Corporation; National City Corporation; PNC; SunTrust Banks, Inc.; U.S. Bancorp; Wachovia Corporation; and Wells Fargo & Company. Each yearly point for the Peer Group is determined by calculating the cumulative total shareholder return for each company in the Peer Group from January 1, 1996 to December 31 of that year and then using the median of these returns as the yearly plot point. The Peer Group shown is the Peer Group approved by the Personnel and Compensation Committee in 1999 and shown in the Common Stock Performance Graph included in the Corporation's 2000 annual meeting proxy statement. The Peer Group approved by the Committee for 2000 and 2001 includes Firstar Corp.

  In accordance with the rules of the SEC, this section, captioned "Common Stock Performance Graph", shall not be incorporated by reference into any of the Corporation's future filings made under the Securities Exchange Act of 1934 or the Securities Act of 1933 and shall not be deemed to be soliciting material or to be filed under the Securities Exchange Act of 1934 or the Securities Act of 1933.

                                    ITEM 2

       PROPOSAL TO AMEND THE CORPORATION'S ARTICLES OF INCORPORATION TO
           INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

  The Board of Directors believes that it would be in the best interest of the Corporation and its shareholders to amend the Articles of Incorporation to increase the number of shares of Common Stock that the Corporation may issue from the 450,000,000 shares presently authorized to 800,000,000 shares. On February 28, 2001, there were 289,606,244 shares of Common Stock issued and outstanding. Shares of Common Stock have been reserved for issuance upon the conversion of convertible debentures and convertible preferred stock and various other purposes, including, but not limited to, issuance under the Corporation's Incentive Savings Plan, Retirement Savings Plan, the 1997 Long-Term Incentive Award Plan, the Dividend Reinvestment and Stock Purchase Plan, the Employee Stock Purchase Plan and the 1992 Director Share Incentive Plan. No change is being proposed with respect to the number of authorized shares of Preferred Stock.

  The purpose of increasing the number of authorized shares of Common Stock is to provide additional shares that could be used for proper corporate purposes, including and without limitation: the facilitation of future stock dividends and stock splits; acquisitions; compensation plans; and raising additional capital. If the proposed amendment to the Articles of Incorporation is approved, the Board of Directors will have the authority to issue the additional authorized shares or any part thereof to such persons and for such consideration as it may determine without further action by the shareholders except as shareholder action may be required by law, contractual arrangements or the rules of the New York Stock Exchange. Any such issuances (or an issuance of authorized but unissued Preferred Stock) could have the effect of discouraging an attempt to acquire control of the Corporation. For example, stock could be issued to persons, firms or entities known to be friendly to management.

  In addition, the Board of Directors has adopted a Shareholder Rights Plan providing for the issuance of share purchase rights (the "Rights"). The Rights provide that if a person or group becomes an "Acquiring Person" by obtaining beneficial ownership of ten percent or more of the outstanding Common Stock, all holders of Rights except the Acquiring Person may, for $180 per Right, purchase shares of Common Stock (or equivalent preferred stock) with a market value of $360, based on the market price of the Common Stock prior to the acquisition.

  The officers of the Corporation are, from time to time, engaged in discussions and negotiations with the principals of other financial services organizations and other companies with a view toward possible acquisitions by the Corporation. Under Pennsylvania law, a plan of merger may not require shareholder approval, if certain conditions specified in the Business Corporation Law are satisfied. The Corporation is required by the rules of the New York Stock Exchange, however, to submit certain transactions to a vote of its shareholders, including, without limitation, mergers involving subsidiaries (which otherwise are not subject to required approval of the Corporation's shareholders), where the issuance of shares of Common Stock could result in an increase in the number of outstanding shares by 20% or more.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

                                    ITEM 3

             PROPOSAL TO REAPPROVE CERTAIN ELEMENTS OF AND APPROVE AMENDMENTS TO THE PNC FINANCIAL SERVICES GROUP, INC.
                      1997 LONG-TERM INCENTIVE AWARD PLAN

Introduction

  The Corporation is seeking shareholder approval of certain amendments to The PNC Financial Services Group, Inc. 1997 Long-Term Incentive Award Plan (the "Incentive Plan"), under which the Personnel and

Compensation Committee (the "Committee") of the Board of Directors (the "Board"), or such other committee as may be designated by the Board, is authorized to grant Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Performance Units and Incentive Share awards. As more fully described below, the amendments:

  . increase the amount of the annual limitation on the maximum number of shares of Common Stock ("Shares") with respect to which grants may be made by the Committee to one Senior Executive to 1,000,000 Shares, in order to better allow the Corporation to be competitive with the compensation practices of its peers;

  . allow directors who are not employees of the Corporation or a Subsidiary
    ("Non-Employee Directors") to receive grants of stock options (other than Incentive Stock Options) and other awards, in order to encourage stock ownership by Non-Employee Directors, to further align the interests of Non-Employee Directors and shareholders and to enhance the Corporation's ability to attract and retain qualified Non-Employee Directors;

  . limit the number of Shares that may be covered under Incentive Share awards granted during any calendar year to 20% of the aggregate Shares available for awards in that year; and

  . limit the number of Shares with respect to which Incentive Stock Options may be granted under the Incentive Plan during any calendar year to 1,000,000 Shares.

  Except as described below, the Board approved these amendments on February 15, 2001, upon the Committee's recommendation.

  In addition to approving the amendments to the Incentive Plan described herein, the Corporation is also asking shareholders to reapprove the business criteria upon which the Committee may, in its discretion, establish performance standards that must be achieved in order for a Performance Unit or Incentive Share award to vest or become payable. Shareholder approval is needed to allow the Committee to continue, for a five-year period after shareholder approval, to grant, in its discretion, Performance Unit and Incentive Share awards under the Incentive Plan that qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). In general, Section 162(m) disallows federal income tax deductions for compensation paid to certain executives to the extent that it exceeds $1 million in a calendar year (the "$1 million limit"). However, compensation that qualifies as "performance-based compensation" is not subject to the $1 million limit.

  Other than as described above, the Incentive Plan will remain unchanged. The Incentive Plan was last approved by shareholders at the 1997 annual meeting.

  If the amendments to the Incentive Plan are not approved by the Corporation's shareholders, the Incentive Plan will continue as currently in effect and the Committee may continue to grant long-term incentive awards under the existing Incentive Plan. However, Performance Unit and Incentive Share awards granted under the Incentive Plan after the 2002 shareholders meeting would not be eligible for the performance-based exception to the $1 million limit and therefore may not be deductible by the Corporation for federal income tax purposes. Since shareholders approved the business criteria the Committee may use to establish performance standards for these awards at the 1997 annual meeting, and therefore reapproval of the business criteria is not required until the 2002 annual meeting, the Corporation can continue to grant Incentive Share and Performance Unit awards that qualify as performance-based compensation until that time. Grants and awards made by the Committee under the Incentive Plan would be subject to the 250,000 Shares annual limitation previously in place.

Description of Amendments to the Incentive Plan

  The Corporation is seeking shareholder approval of certain amendments to the Incentive Plan. The following is a summary of the material terms of the amendments to the Incentive Plan for which the Corporation is seeking shareholder approval. A description of the Incentive Plan as amended begins at the bottom of this page. Unless otherwise specified, the capitalized terms used in this discussion have the meanings assigned to them in the Incentive Plan.

  . Increase Section 162(m) limit to 1,000,000 Shares. In order to allow the
    Committee, in its discretion, to make grants under the Incentive Plan that satisfy the requirements of the performance-based compensation exception to the $1 million limit, the Incentive Plan, in accordance with applicable tax regulations, imposes an annual limitation on the maximum number of shares of Common Stock as to which grants may be made to any one Senior Executive. The original limitation, subject to adjustments in the case of stock dividends, stock splits or other corporate events, was 250,000 Shares. Under an amendment approved by the Committee during 2000, this limit was increased to 1,000,000 Shares, subject to shareholder approval. The 1,000,000 Shares limit is more fully described below.

  . Add Non-Employee Directors as Eligible Persons for all awards other than Incentive Stock Options. Under the current Incentive Plan, the Committee may grant awards to Senior Executives, a term which is generally defined to include any officer or key employee of the Corporation or a Subsidiary who is designated as a "Senior Executive" by the Committee. The amendment to the Incentive Plan will allow the Committee on Corporate Governance to grant to Non-Employee Directors of the Corporation any of the types of awards available under the Incentive Plan, except Incentive Stock Options.

  . Limit Incentive Share awards granted during any calendar year to 20% of the aggregate Shares available for awards in that year. Under the current Incentive Plan, there is no limit on the number of Shares that can be granted pursuant to Incentive Share awards other than the overall plan limits. Under the amended Incentive Plan, Incentive Share awards may not be granted in any calendar year with respect to more than 20% of the maximum number of Shares available for grants and awards under the Incentive Plan in that year.

  . Limit grants with respect to Incentive Stock Options under the Incentive
    Plan during any year to 1,000,000 Shares. Under the current Incentive Plan, there is no limit other than the overall plan limits on the number of Shares that can be granted pursuant to Incentive Stock Options. Under the amended Incentive Plan, grants of Incentive Stock Options in any calendar year may not be made with respect to more than 1,000,000 Shares.

Reapproval of Business Criteria Used for Establishing Performance Standards

  The Incentive Plan is still in effect and will not expire until February 20, 2007, unless sooner terminated by the Board or the Committee. The reason for seeking shareholder approval of business criteria, as described above, is to allow the Committee to continue for a five-year period after shareholder approval to grant, in its discretion, Performance Unit and Incentive Share awards under the Incentive Plan that qualify as "performance-based compensation" under Section 162(m) of the Code. Since "performance-based compensation" is not subject to the $1 million limit, this will allow the Corporation to deduct compensation expense that might otherwise be nondeductible under Section 162(m) without such shareholder approval.

  One of the requirements that must be satisfied in order for Performance Unit and Incentive Share awards under the Incentive Plan to qualify as "performance-based compensation" is that the business criteria upon which the Committee may establish performance standards that must be satisfied as a condition to the vesting or payment of such awards must be approved by shareholders at least once every five years. The business criteria upon which such performance standards may be established under the Incentive Plan are: earnings or earnings growth; return on assets, equity or investment; regulatory compliance; satisfactory internal or external audits; improvement of financial ratings; reduction of nonperforming loans; achievement of balance sheet or income statement objectives; or any other objective goals established by the Committee and may be absolute in their terms or measured against or in relation to other companies comparably, similarly, or otherwise situated.

Description of the Incentive Plan as Amended

  The following summary of the material terms of the Incentive Plan as amended is qualified in its entirety by reference to the full text of the Incentive Plan. A complete copy of the Incentive Plan, as amended and restated, is available by writing to The PNC Financial Services Group, Inc., One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, ATTN:
Corporate Secretary.

 Administration

  The Incentive Plan is generally administered by the Committee, unless otherwise determined by the Board. All of the members of the Committee that administers the Incentive Plan must be "non-employee directors" as defined in SEC Rule 16b-3(b)(3)(i) and "outside directors" as defined in Treasury Regulation Section 1.162-27(e)(3). However, unless otherwise determined by the Board, the Committee on Corporate Governance will administer the plan with respect to grants to Non-Employee Directors. In addition, except with respect to grants to Non-Employee Directors, the Committee may delegate its authority to the Committee Chair or may delegate authority to perform administrative functions under the plan to officers or managers of the Corporation or any Subsidiary, provided that Section 162(m)(4)(C) of the Code (relating to the performance-based compensation exception to the $1 million limit) does not require action by the Committee as a whole with respect to such function.

 Shares Available for Awards

  The maximum number of Shares that may be issued or as to which grants or awards may be made under the Incentive Plan (excluding Shares issued pursuant to grants or awards made prior to February 20, 1997) is (i) 10,141,853 Shares plus (ii) as of January 1 of each calendar year an additional number of Shares equal to 1.5% of the total issued shares of Common Stock (including reacquired Shares) at the end of the immediately preceding calendar year. However, no more than 3% of the total issued Shares (including reacquired Shares) at the end of the immediately preceding calendar year is cumulatively available for grants made in any calendar year. In addition, Incentive Share awards granted during any calendar year may not exceed 20% of the maximum number of Shares available for grants and awards made during such calendar year.

  If an Option, Right or Performance Unit expires or terminates without having been fully exercised, or the Shares subject to an Incentive Share award are not issued or are forfeited, the Shares subject to the unexercised portion of the Option, Right or Performance Unit, or the Shares unissued or forfeited will become available for other grants under the Incentive Plan.

  The number and class of Shares subject to or available for awards, option exercise prices, and Share limits are subject to adjustment by the Committee in its discretion to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation.

  As of February 14, 2001, 16,327,784 shares of Common Stock were available for issuance under the Incentive Plan.

 Limits on Awards

  The Incentive Plan imposes an annual limitation on the maximum number of shares of Common Stock as to which grants may be made to any one Senior Executive. Under an amendment approved by the Committee during 2000, this limit was increased from 250,000 Shares (in effect for calendar years from 1997 through 1999) to 1,000,000 Shares (for calendar years beginning on or after January 1, 2000), subject to the shareholder approval solicited by this proxy statement. For the purposes of this 1,000,000 Shares limit, to the extent consistent with the requirements of the performance-based compensation exception under Section 162(m) of the Code, a Reload Option is deemed to have been granted at the same time as, and as part of, the original Option grant. Accordingly, the shares covered by a Reload Option will not count towards the 1,000,000 Shares limit.

  In addition, Incentive Stock Options granted during any calendar year under the Incentive Plan may not exceed 1,000,000 Shares.

 Eligibility

  Options, Rights, Performance Units and Incentive Shares may be granted only to Senior Executives and Non-Employee Directors ("Eligible Persons"), except that Incentive Stock Options may not be granted to Non-Employee Directors.

  Currently, there are approximately 2,000 Senior Executives and initially there will be thirteen Non-Employee Directors of the Corporation and its Subsidiaries eligible to participate in the Incentive Plan. "Senior Executives" are those officers and key employees of the Corporation and its Subsidiaries designated by the Committee as "Senior Executives" eligible to participate in the Incentive Plan.

 Types of Awards

  Stock Options. Pursuant to the Incentive Plan, the Committee may grant Incentive Stock Options and Nonstatutory Stock Options to purchase shares of Common Stock at an exercise price per Share not less than the Fair Market Value of such Shares on the Date of Grant. The Committee may provide for the payment of the exercise price in cash, by delivery or attestation of Common Stock valued at its Fair Market Value on the Date of Exercise, or by a combination of both cash and the delivery of Common Stock, or by irrevocable instructions to a broker to deliver to the Corporation the amount of sale or loan proceeds to pay the exercise price.

  Reload Option rights may be awarded in conjunction with any grant of options (other than Reload Options themselves) under the Incentive Plan after January 1, 1997 and entitle the participant upon exercise of that option through the delivery of Shares to automatically be granted on the date of such exercise a new "reload" option for a number of Shares not greater than the number of Shares delivered or withheld, including Shares delivered or withheld in payment of the exercise price and withholding taxes. Reload Options become exercisable one year after the grant date, have an exercise price not less than the Fair Market Value of the Common Stock on the date of grant, an expiration date not later than the expiration date of the original option and other terms that are permissible for the grant of any other Option under the Incentive Plan.

  The Incentive Plan prohibits the substitution or repricing of stock options to reduce their exercise prices.

  Stock Appreciation Rights. The Committee may also grant stock appreciation rights ("Rights") independently or in tandem with Option grants. Subject to the terms of the grant, stock appreciation rights entitle the holder upon exercise to elect to receive in cash, Common Stock or a combination thereof, an amount not to exceed the excess of the Fair Market Value of a specified number of Shares of Common Stock over the Fair Market Value of such Shares on the Date of Grant. In the case of a Related Option (which must be surrendered upon exercise of the Related Right), the exercise price is provided in the Related Option.

  Performance Units. The Committee may also grant Performance Units independently or in connection with the grant of Nonstatutory Stock Options. A Performance Unit may be exercised in whole or in part as provided in the agreement implementing the grant, and, subject to the provisions of the agreement, entitles its Optionee to receive, without any payment to the Corporation (other than required tax withholding amounts), cash, shares of Common Stock or a combination of cash and shares of Common Stock, based upon the degree to which performance standards established by the Committee and specified in the agreement have been achieved during the specified period. The performance standards for the specified period may be particular to the Eligible Person receiving the award, or to the department, branch, Subsidiary or other unit in which the Eligible Person works, or may be based on the performance of the Corporation generally. The Committee establishes performance standards based on the business criteria discussed above under "Reapproval of Business Criteria Used for Establishing Performance Standards." The value of a Performance Unit may not exceed the Fair Market Value of a share of Common Stock. The amount realized upon exercise of Performance Units by the Eligible Person will depend upon the extent to which the performance standards for the specified period have been met.

  The Committee may provide in the Agreement for the deferral of receipt of amounts that otherwise would be distributed upon the exercise of a Performance Unit. If the Participant so elects in accordance with the terms of the Agreement, the Participant may defer any or all of the amount otherwise payable in accordance with the provisions of a deferred compensation plan maintained by the Corporation or a Subsidiary. The other terms and conditions of any such deferral, including any interest or dividend equivalent or other payment that will accrue with respect to deferred distributions, will be set out in the applicable Agreement.

  Incentive Shares. The Committee may also grant Incentive Share awards. Incentive Share awards consist of shares of Common Stock issued or to be issued at such times, subject to the achievement of such performance standards or other goals, and on such other terms and conditions as the Committee deems appropriate and specifies in an Agreement, which may include provisions providing for forfeiture of the Shares if an employee does not continue to be employed by the Corporation or a Subsidiary for a specified period of time. The performance standards for Incentive Share awards may be based on earnings or earnings growth; return on assets, equity or investment; regulatory compliance; satisfactory internal or external audits; improvement of financial ratings; reduction of nonperforming loans; achievement of balance sheet or income statement objectives; or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relation to other companies comparably, similarly or otherwise situated.

  Although permitted under the Incentive Plan, to date the Committee has not granted Incentive Stock Options or Performance Units pursuant to the Incentive Plan.

 Termination and Amendment

  The Board or the Committee each has the power to terminate the Incentive Plan in whole or in part and to amend the Incentive Plan or, in the case of the Committee, outstanding awards in any respect at any time, subject to certain limitations. Shareholder approval of Incentive Plan amendments is required to the extent specified by applicable law or regulations or New York Stock Exchange requirements. No termination or amendment of the Incentive Plan or of outstanding awards can (i) adversely affect grants or awards previously made without the consent of the participant, or (ii) reduce the exercise price or base price of an Option, Right or Performance Unit.

  Unless sooner terminated by the Board or the Committee, the Incentive Plan will terminate on February 20, 2007.

Summary of Certain Federal Income Tax Consequences

  The following discussion briefly summarizes certain federal income tax consequences of Incentive Stock Options, Nonstatutory Stock Options, Rights, Performance Units and Incentive Shares granted under the Incentive Plan. State and local tax consequences may differ.

  Incentive Stock Options. In general, an Optionee is not required to recognize income on the grant or exercise of an Incentive Stock Option. However, the difference between the exercise price and the Fair Market Value of the stock on the Date of Exercise is an adjustment item for purposes of the alternative minimum tax. Further, if an Optionee does not exercise an Incentive Stock Option within certain specified periods of time after termination of employment, the option is treated for federal income tax purposes in the same manner as a Nonstatutory Stock Option, as described below.

  Nonstatutory Stock Options, Rights and Performance Units. A Grantee generally is not required to recognize income on the grant of a Nonstatutory Stock Option, Right or Performance Unit. Instead, ordinary income generally is required to be recognized on the date the Nonstatutory Stock Option, Right or Performance Unit is exercised. In general, the amount of ordinary income required to be recognized, (a) in the case of a Nonstatutory Stock Option, is an amount equal to the excess, if any, of the Fair Market Value of the Shares on the Date of Exercise over the exercise price, and (b) in the case of a Right or Performance Unit, the amount of cash and the Fair Market Value of any Shares received on the Exercise Date.

  Incentive Shares. In general, a Grantee will not recognize any income in connection with an Incentive Share award until the issuance of Shares to the Grantee (which may occur at the time of grant of the award). If the Shares issued are not subject to a substantial risk of forfeiture under the Code, the Grantee will recognize ordinary income on the date the Shares are issued in an amount equal to the Fair Market Value of such Shares on such date. If the Shares are subject to a substantial risk of forfeiture, the Grantee generally will recognize ordinary income on the date the substantial risk of forfeiture lapses, in an amount equal to the Fair Market Value of the Shares on such date, unless the Grantee makes an election under Section 83(b) of the Code. If a Grantee makes a Section 83(b) election to recognize ordinary income on the date the Shares are issued, the Grantee will recognize ordinary income equal to the Fair Market Value of the Shares on the date of issuance. In general, the Corporation will be entitled to a deduction equal to the amount of ordinary income recognized by a Grantee.

  Gain or Loss on Sale or Exchange of Incentive Plan Shares. In general, gain or loss from the sale or exchange of Shares granted under the Incentive Plan will be treated as capital gain or loss, provided that the Shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of Shares acquired upon exercise of an Incentive Stock Option (a "disqualifying disposition"), an Optionee may be required to recognize ordinary income upon such disposition.

  Deductibility by Corporation. The Corporation generally is not allowed a deduction in connection with the grant or exercise of an Incentive Stock Option. However, if an Optionee is required to recognize income as a result of a disqualifying disposition, the Corporation will be entitled to a deduction equal to the amount of ordinary income so recognized. In the case of a Nonstatutory Stock Option (including an Incentive Stock Option that is treated as a Nonstatutory Stock Option, as described above), a Right, a Performance Unit or an award of Incentive Shares, at the same time the Grantee is required to recognize ordinary income, the Corporation generally will be allowed a deduction in an amount equal to the amount of ordinary income so recognized, provided that certain income tax reporting requirements are satisfied.

  Parachute Payments. Where payments to certain persons that are contingent on a change in control exceed limits specified by the Code, the person generally is liable for a 20 percent excise tax on, and the corporation or other entity making the payment generally is not entitled to a deduction for, a specified portion of such payments. If the Committee, in its discretion, grants Options, Rights and Performance Units the vesting of which is accelerated on a change in control of the Corporation, or grants Incentive Shares with respect to which transfer or forfeiture restrictions are waived upon a change in control of the Corporation, such accelerated vesting or waiver of restrictions would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.

  Performance-Based Compensation. Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent it exceeds $1 million for the taxable year. The Incentive Plan has been designed to allow the Committee, in its discretion, to make grants under the Incentive Plan that qualify under an exception to the deduction limit for "performance-based compensation." The Committee may nevertheless choose to make grants under the Incentive Plan which do not qualify as "performance-based compensation."

Benefits Under the Amended Incentive Plan

  The selection of Eligible Persons who receive awards under the Incentive Plan and the size and type of awards are generally determined by the Committee in its discretion. Such future grants are not presently determinable, and it is not possible to predict the benefits or amounts that will be received by or allocated to particular individuals or groups in 2001.

  Subject to shareholder approval of the increase in the maximum number of shares of Common Stock with respect to which awards may be granted to a Senior Executive during any year, the Committee granted Incentive

Share awards covering up to 165,000 shares of Common Stock to James E. Rohr, the Corporation's President and Chief Executive Officer, as of February 16, 2000 and November 15, 2000. These 165,000 shares of Common Stock include: (i) the maximum number of Common Shares (105,000) which may be issued pursuant to the February 16, 2000 Incentive Share award described in the relevant table appearing on page 22; and (ii) the 60,000 shares of restricted Common Stock issued pursuant to the November 15, 2000 Incentive Share award. If the amendments to the Incentive Plan are not approved, these grants to Mr. Rohr would be cancelled and any dividends declared on the restricted shares of Common Stock would be forfeited.

  As described under "Election of Directors--Compensation of Directors," beginning with an initial grant in January 2000, the Committee on Corporate Governance approved an annual grant of deferred stock units ("phantom stock") having a value of $35,000 to each Non-Employee Director's plan account under the PNC Outside Directors Deferred Stock Unit Plan. In January 2001, a grant of deferred stock units was made only to Messrs. Randolph and Ross, both of whom are retiring from the Board in April 2001. The Committee on Corporate Governance had previously cancelled the scheduled annual grants to the other Non-Employee Directors pending shareholder consideration of the amendments to the Incentive Plan. Assuming shareholder approval of the amendments, the Committee on Corporate Governance currently intends to make grants of Nonstatutory Stock Options and other stock-based awards to Non-Employee Directors pursuant to the Incentive Plan. The exact size of any such grants, however, has not yet been determined. If the amendments to the Incentive Plan are not approved, the Corporation expects that the Committee on Corporate Governance will consider what other awards or compensation may be appropriate for Non-Employee Directors during 2001 and thereafter.

Accounting Treatment

  In October 1995, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123 "Accounting for Stock-Based Compensation" ("FAS No. 123"). This statement defines a fair value based method of measuring and recording compensation cost associated with employee stock compensation plans. Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized in income over the service period. FAS No. 123 also allows an entity to continue to measure compensation cost using the method of accounting prescribed by APB Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB No. 25"). Entities electing to continue using the accounting method in APB No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value based method prescribed under FAS No. 123 had been applied. The Corporation has elected to use this approach. Under APB No. 25, the grant or exercise of stock options does not result in a charge against the Corporation's earnings as long as the exercise price is not less than 100% of the Fair Market Value of the Common Stock as of the date of grant. Therefore, under the Corporation's existing accounting policies neither the grant nor the exercise of an Incentive Stock Option or a Nonstatutory Stock Option with an exercise price not less than the Fair Market Value of the Common Stock on the Date of Grant will require a charge against the Corporation's earnings.

  Stock appreciation rights will require a charge to the Corporation's earnings in each period there is appreciation in the value of those rights anticipated to be exercised. The amount of such charge in the period of grant is based upon the difference between the Fair Market Value of the Common Stock at the end of the period and the exercise price of the Right (non-tandem stock appreciation right) or the exercise price of the Related Option (tandem stock appreciation right). In subsequent periods, the charge to earnings is based upon the difference between the Fair Market Value of the Common Stock at the end of each period and the Fair Market Value of the Common Stock in the previous period. In the event of a decline in the market value of the Common Stock, prior charges may be reversed in the current period in the amount of such decline, but such reversals on a cumulative basis cannot exceed the aggregate charges to earnings.

  Performance Units will require a charge to the Corporation's earnings in each period there is an increase in the estimated value of the Performance Units anticipated to be exercised. Such charge is based on the satisfaction of specified performance goals for a particular period. In the event of a decline in the estimated value, reversal of prior charges may be made in the amount of such decline, but such reversals on a cumulative basis cannot exceed the aggregate charges to earnings.

  Incentive Share awards will require charges to earnings, measured by the Fair Market Value of the Common Stock on either the Date of Grant or a subsequent date, to be allocated to the period or periods in which the employee performs related services.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR REAPPROVAL OF THE
       BUSINESS CRITERIA USED FOR ESTABLISHING PERFORMANCE STANDARDS AND
               APPROVAL OF THE AMENDMENTS TO THE INCENTIVE PLAN

                                    ITEM 4
  PROPOSAL TO REAPPROVE CERTAIN ELEMENTS OF AND APPROVE AMENDMENTS TO THE PNC
      FINANCIAL SERVICES GROUP, INC. 1996 EXECUTIVE INCENTIVE AWARD PLAN

Introduction

  The Corporation is seeking shareholder approval of amendments to The PNC Financial Services Group, Inc. 1996 Executive Incentive Award Plan (the "EIP"). The Board approved these amendments on February 15, 2001, upon the Committee's recommendation. The EIP was last approved by shareholders at the 1996 annual meeting.

  The purposes of the EIP are to: (i) assist the Corporation and its Subsidiaries in attracting, motivating, and retaining the senior executive officers most critical to the long-term success of the Corporation and its Subsidiaries, (ii) promote the identification of their interests with those of the Corporation's shareholders and (iii) enable the Corporation to pay annual bonuses ("Incentive Awards") which are based upon the achievement of specified levels of performance.

  The amendments to the EIP:

  . increase the maximum portion of the Compensation Pool that can be awarded to any executive from 35% to 40%, to better allow the Corporation to remain competitive with the compensation practices of its peers;

  . permit annual bonuses to be paid in cash, shares of Common Stock
    ("Shares") or a combination of cash and Shares, rather than only in cash, in order to further align the interests of executives and shareholders; and

  . permit the grant of Incentive Awards that provide for the issuance of additional Shares ("Additional Stock") if and to the extent that an executive's share of the Compensation Pool is paid in the form of Shares. The maximum number of shares of Additional Stock that could be issued would be 25% of the number of Shares issued in payment of the executive's share of the Compensation Pool.

  The Corporation is also asking shareholders to reapprove the business criteria upon which the Committee may establish Performance Conditions that must be achieved in order for certain payments under the EIP to be made. Shareholder approval is needed to allow certain payments under the EIP to qualify under the "performance-based compensation" exception to the $1 million limit.

  Other than as described above, the EIP will remain unchanged.

  If shareholders do not approve the amendments, the EIP will continue to be in effect in its current form and the Committee would continue to make Incentive Awards under the EIP in the same manner it does presently. To the extent that the Committee desires to make awards of Shares to the executives eligible to participate in the EIP, such awards would be made pursuant to the Incentive Plan rather than the EIP. In addition, certain payments that might be made under the EIP may not qualify for the performance-based compensation exception to the $1 million limit and may not be deductible by the Corporation for federal income tax purposes.

Description of Amendments to the EIP

  The Corporation is seeking shareholder approval of amendments to the EIP. The following is a summary of the material terms of the amendments to the EIP for which the Corporation is seeking shareholder approval. Unless otherwise specified, capitalized terms used in this discussion have the meanings assigned to them in the EIP.

  . Increase the maximum portion of the Compensation Pool that can be awarded to any executive to 40%. Under the current terms of the EIP, no Participant may be granted an Incentive Award pursuant to which the Participant may receive a percentage of the Compensation Pool (one-half of one percent of Net Income plus any "carryover" amount not to exceed $3 million) greater than 35%. The amendment to the EIP would increase this percentage to 40%.

  . Permit annual bonuses to be paid in cash, Shares or a combination of cash and Shares. Currently, Incentive Awards under the EIP are paid out of the Compensation Pool in the form of cash. As amended, the Committee would be authorized to grant Incentive Awards that are payable in cash, Shares, or any combination thereof, including stock that is subject to such forfeiture or other provisions as may be determined by the Committee.

  . Permit the grant of Incentive Awards that provide for the issuance of Additional Stock to the extent that an executive's share of the Compensation Pool is paid in the form of Shares. If and to the extent that the terms of an Incentive Award provide that all or a portion of a Participant's Compensation Pool payout will be paid in the form of Shares, the terms of the Incentive Award may also provide for the issuance to the Participant of Additional Stock, up to and including 25% of the number of Shares issued. Thus, as a result of the amendment, the maximum annual award that a Participant could receive under the EIP would be 40% of the Compensation Pool plus a number of shares of Additional Stock not to exceed 25% of the number of Shares issued to the Participant in full or partial payment of such Participant's share of the Compensation Pool.

Description of the Amended and Restated EIP

  The following summary of the material terms of the EIP, as amended and restated, is qualified in its entirety by reference to the full text of the EIP. A complete copy of the EIP, as amended and restated, is available by writing to The PNC Financial Services Group, Inc., One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, ATTN: Corporate Secretary.

 Administration

  The EIP is administered by the Committee or such other committee of directors as may be designated by the Board in the future (the "Committee"). Each member of the Committee, which must have at least two members, must meet the standards of independence necessary to be classified as an "outside director" for purposes of Section 162(m) of the Code. As a result, no Participants or other employees of the Corporation or its Subsidiaries are permitted to serve on the Committee. The Committee may, in its discretion, authorize the Corporation's Chief Executive Officer to act on its behalf, except with respect to matters relating to such Chief Executive Officer, or which are required to be acted upon by the Committee under the EIP or in order to satisfy the requirements of the performance-based compensation exception to the $1 million limit.

 Eligibility

  The EIP provides that Incentive Awards may be made to the person serving as the Corporation's Chief Executive Officer as of the last day of an award period, which generally will be the Corporation's fiscal year ("Award Period"), and the next four most highly compensated executive officers of the Corporation or its Subsidiaries who are employed as of the last day of an Award Period ("Participants"). Non-Employee Directors are not eligible to participate in the EIP.

 Incentive Awards

  An Incentive Award is an award granted under the EIP that, subject to the terms of the EIP and such terms as may be specified by the Committee in accordance with the EIP, provides for the payment to a Participant of a specified percentage of the Compensation Pool and, in the discretion of the Committee, the issuance of Additional Stock.

  The "Compensation Pool" for each Award Period is an amount equal to the sum of: (a) one-half of one percent of Net Income for the Award Period plus (b) any amounts not paid out of a Compensation Pool for the immediately preceding Award Period and added to the existing Compensation Pool, as determined in the Committee's sole discretion; provided, however, that the preceding component
(b) of the Compensation Pool may not exceed an aggregate amount of $3 million during any given Award Period and will be available for the payment of Incentive Awards only upon the achievement of one or more Performance Conditions. "Net Income" means the consolidated pre-tax net income of the Corporation as determined in accordance with generally accepted accounting principles, after adjustment to exclude or include unusual, infrequently occurring or extraordinary items or cumulative effects of changes in accounting principles, as defined under generally accepted accounting principles.

  Under the EIP, "Performance Conditions" are any objective performance factors the Committee may deem relevant, including, but not limited to, the Corporation's return on average assets, return on average equity, earnings per share, or other financial measure or ratio, whether on an absolute basis or in comparison to a predetermined peer group.

  Under the EIP, as amended, an Incentive Award can be paid entirely in cash, entirely in Shares or in a combination of cash and Shares. Shares issued pursuant to the terms of an Incentive Award may be subject to such terms and conditions as the Committee may specify in its discretion, including, but not limited to, terms and conditions that provide for the lapse of transfer restrictions or forfeiture provisions to be contingent on continued employment. If and to the extent that the terms of an Incentive Award provide for a portion of a Participant's share of the Compensation Pool payout to be paid in the form of Shares, the terms of the Incentive Award may also provide for the issuance to the Participant of Additional Stock not to exceed 25% of the number of Shares issued to the Participant in full or partial payment of the Participant's share of the Compensation Pool.

  Within 90 days after the beginning of an Award Period, the Committee must establish in writing: (a) the percentage of the Compensation Pool (the "Incentive Award Percentage") for each Participant for that Award Period; (b) the extent, if any, to which the Award Amount, if and to the extent payable to a Participant, will be paid in the form of Shares; (c) whether any Additional Stock will be issued to the Participant in respect of any Shares issued in full or partial payment of an Award Amount; and (d) any other terms and conditions applicable to the Incentive Award and any Shares (including Additional Stock) that may be issued pursuant to the terms of the Incentive Award. Under the amended EIP, no Participant may be assigned an Incentive Award Percentage greater than 40%, and the sum of all Incentive Award Percentages for an Award Period cannot exceed 100% under any circumstances. Thus, the maximum annual award that a Participant could receive under the amended and restated EIP would be 40% of the Compensation Pool plus a number of shares of Additional Stock not to exceed 25% of the number of Shares issued to the Participant in full or partial payment of such Participant's share of the Compensation Pool.

  Following the end of an Award Period, the Committee will certify the size of the Compensation Pool and determine whether any Performance Conditions established for that Award Period were met. Once the Committee has determined the amount of any Incentive Awards to be made for an Award Period and the amount to be paid in Shares (including any Additional Stock), it must certify the amounts in writing and authorize the Corporation to pay the Incentive Awards to the Participants in accordance with the terms and conditions of the EIP. Unless the Committee determines otherwise, no Award Amount or Additional Stock will be paid or issued to a Participant unless the Participant is employed by the Corporation or a Subsidiary on the date of payment or issuance.

  The Committee may, in its sole discretion, determine not to pay an Award Amount or not to issue Shares or Additional Stock or reduce an Award Amount or the number of Shares below the amount or number of Shares payable or issuable under the terms of the Incentive Award without the consent of a Participant.

  Except to the extent that the pre-established terms of an Incentive Award require payment of all or a portion of the Award Amount in Shares, the Committee may, in its discretion, at the time an Award Amount is paid, pay such amount in the form of cash, Shares (in an amount based on Fair Market Value), or a combination thereof.

  The Committee may permit deferral of the payment of any Incentive Award on such terms as the Committee deems appropriate. In addition, a Participant may defer the payment of any Incentive Award and issuance of Additional Stock pursuant to any applicable deferred compensation plan of the Corporation. In either case, any additional amounts accrued on account of such deferred payment will be based either on a reasonable rate of interest or the actual rate of return of one or more predetermined investments specified by the Committee or pursuant to the terms of such deferred compensation plan.

 Amendment and Termination

  The Board may amend, modify or terminate the EIP in any respect at any time without the consent of the Participants. The EIP will remain in effect until terminated by the Board. No Incentive Awards may be granted under the EIP after its termination. Termination of the EIP will not affect any Incentive Awards or Shares or Additional Stock granted or issued prior to termination and any such Incentive Awards and Shares or Additional Stock will continue to be subject to the terms of the EIP notwithstanding its termination.

Summary of Certain Federal Income Tax Consequences

  An employee will not recognize any income at the time of grant of an Incentive Award. In general, at the time of payment of an Award Amount, an employee will recognize ordinary income equal to the sum of the amount of cash paid to the employee and any amounts withheld from amounts otherwise payable to the employee under the Incentive Award. In addition, if Shares (including Additional Stock) are issued to an employee pursuant to the terms of an Incentive Award and the Shares are not subject to a substantial risk of forfeiture under the Code, the employee will recognize ordinary income on the date the Shares are issued in an amount equal to the Fair Market Value of such Shares on such date. If the Shares are subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income on the date the substantial risk of forfeiture lapses in an amount equal to the Fair Market Value of the Shares on such date, unless the employee makes an election under Section 83(b) of the Code. If an employee makes a Section 83(b) election to recognize ordinary income on the date the Shares are issued, the employee will recognize ordinary income equal to the Fair Market Value of the Shares on the date of issuance. In general, the Corporation will be entitled to a deduction in the amount of ordinary income recognized by an employee.

Benefits under the Amended EIP

  The Award Amounts, if any, that may be paid to Participants for the 2001 Award Period are not currently determinable.

  The Committee has the authority to reduce the Award Amounts payable in any given year, and the Committee did so reduce the Award Amounts payable for the 2000 Award Period. Therefore, if the EIP had been in effect as amended during fiscal 2000, the executive officers eligible to receive Incentive Awards under the EIP would have received the same Award Amounts as they received under the current EIP. Please refer to the Summary Compensation Table for more information.

Accounting Treatment

  As permitted by FASB Statement No. 123, "Accounting for Stock-Based Compensation," the Corporation has elected to continue to measure compensation cost for stock-based awards under the method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." Under this method, any Incentive Awards granted under the EIP in the form of Common Stock will require a charge to earnings measured by the Fair Market Value of the Common Stock on the Date of Grant. The charge to earnings for any such awards will be allocated over the vesting period on a straight-line basis.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR REAPPROVAL OF THE BUSINESS
           CRITERIA USED FOR ESTABLISHING PERFORMANCE CONDITIONS AND
                     APPROVAL OF THE AMENDMENTS TO THE EIP

                               VOTING PROCEDURES

  Pennsylvania law and the Corporation's By-Laws require the presence of a quorum to transact business at the annual meeting. A quorum is constituted by the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matters to be voted on. Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached.

  Under Pennsylvania law, the act of "voting" does not include either recording the fact of abstention or failing to vote for a candidate or for approval or disapproval of a proposal, whether or not the person entitled to vote characterizes the conduct as voting. In other words, only those who indicate an affirmative or negative decision on a matter are treated as voting, so that ordinarily abstention or a mere absence or failure to vote is not equivalent to a negative decision. A broker-dealer non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

  With respect to Item 1, the 15 nominees for election as directors who receive the greatest number of votes cast at the annual meeting, assuming that a quorum is present, will be elected as directors at the conclusion of the vote tabulation. A withheld vote on any nominee will not affect the voting results.

  Item 2, the proposal to approve an amendment to the Corporation's Articles of Incorporation to increase the number of authorized shares of Common Stock, must be approved by the affirmative vote of a majority of the votes cast by the holders of Common Stock and Voting Preferred Stock, voting together as a single class.

  Item 3, the proposal to reapprove certain elements of and approve amendments to the Corporation's 1997 Long-Term Incentive Award Plan, and Item 4, the proposal to reapprove certain elements of and approve amendments to the Corporation's 1996 Executive Incentive Award Plan, must each be approved by the affirmative vote of a majority of the votes cast by the holders of Common Stock and Voting Preferred Stock, voting together as a single class. Shares which are present at the annual meeting but not voted and abstentions will not be counted as votes cast and therefore will have no effect on the vote on Items 2, 3 or 4, except as otherwise explained in the next paragraph.

  The rules of the New York Stock Exchange state that the total vote cast on each item which is required by those rules to be voted on by shareholders represent over 50 percent in interest of the Common Stock and the Voting Preferred Stock, voting together as a single class. As a result, shares not voted, abstentions and broker non-votes will have a negative effect on the satisfaction of that requirement.

  Under the rules of the New York Stock Exchange, "routine" items are those upon which broker-dealers holding shares in street name for their customers may vote, in their discretion, on behalf of any customers who do not furnish voting instructions within ten days of the annual meeting. With respect to non-routine items that come before the annual meeting for a vote, such broker-dealers would not be able to vote without first receiving voting instructions from their customers. These broker "non-votes" would not be considered in the calculation of the majority of the votes cast and therefore would have no effect on the vote with respect to a non-routine item, except as otherwise explained in the preceding paragraph.

  The Corporation has adopted a policy that all proxies, ballots, voting instructions from employee benefit plan participants and voting tabulations that identify the particular vote of a shareholder or benefit plan participant be kept permanently confidential and not be disclosed to the Corporation, its directors, officers or employees except: (i) as necessary to meet legal requirements or to pursue or defend legal actions; (ii) to allow the Judge of Election to certify the results of the vote; (iii) when expressly requested by a shareholder or benefit plan participant; or (iv) in the event of a contested proxy solicitation. The Corporation has confirmed with its independent vote tabulator and Judge of Election that its procedures will be consistent with the foregoing policy.

                              INDEPENDENT AUDITORS

  At its meeting on February 15, 2001, the Board of Directors approved the recommendation of the Audit Committee for the appointment of Ernst & Young LLP to audit the consolidated financial statements of the Corporation for 2001.

  Ernst & Young LLP performed various audit and other services for the Corporation during 2000. Such services included an audit of annual consolidated financial statements, interim reviews of quarterly financial statements, review and consultation connected with certain filings with the SEC, internal control reviews required by regulatory authorities and certain contractual agreements or requested by the Corporation's management or Internal Audit staff, consultation on tax, financial accounting and reporting matters, and meetings with the Audit Committee of the Board of Directors.

  Representatives of Ernst & Young LLP are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

Audit Fees

  The Corporation paid fees of approximately $2.9 million to Ernst & Young LLP for the 2000 annual audit, including the audit of the consolidated financial statements, timely quarterly reviews, and audits of consolidated subsidiaries.

Financial Information Systems Design and Implementation Fees

  The Corporation did not pay any financial information systems design and implementation fees to Ernst & Young LLP during 2000.

All Other Fees

  The Corporation paid fees of approximately $16.2 million to Ernst & Young LLP for all other services provided by it during 2000, including approximately $13.1 million for various audit-related services and the balance for various tax and nonattest and advisory services. The Audit Committee has considered the compatibility of nonaudit services with the auditor's independence.

                         REPORT OF THE AUDIT COMMITTEE

  The Board of Directors of the Corporation has appointed an Audit Committee composed of five directors, each of whom is independent as defined in the New York Stock Exchange listing standards.

  The Board of Directors has adopted a written charter for the Audit Committee. A copy of that Charter is included as Exhibit A to this Proxy Statement. The Audit Committee's job is one of oversight as set forth in its Charter. It is not the duty of the Audit Committee to prepare the Corporation's financial statements, to plan or conduct audits, or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Corporation's management is responsible for preparing the Corporation's financial statements and for maintaining internal control. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows of the Corporation in conformity with generally accepted accounting principles.

  The Audit Committee has reviewed and discussed the Corporation's audited consolidated financial statements with management and with Ernst & Young LLP, the Corporation's independent auditors for 2000.

  The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61.

  The Audit Committee has received from Ernst & Young LLP the written statements required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed Ernst & Young's independence with Ernst & Young, and has considered the compatibility of nonaudit services with the auditor's independence.

  Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                        THE AUDIT COMMITTEE

                                        Helge H. Wehmeier, Chairman
                                        David F. Girard-diCarlo
                                        Bruce C. Lindsay
                                        Jane G. Pepper
                                        Jackson H. Randolph

Report of the Audit Committee and Audit Committee Charter

  In accordance with the rules of the SEC, the Report of the Audit Committee and the Audit Committee Charter shall not be incorporated by reference into any of the Corporation's future filings made under the Securities Exchange Act of 1934 or the Securities Act of 1933, and shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933.

                     SHAREHOLDER PROPOSALS AND NOMINATIONS

  Eligible shareholders may submit proposals to be considered for inclusion in the Corporation's 2002 proxy materials for the 2002 annual meeting of shareholders if they do so in accordance with the applicable SEC rules. Any such proposals must be in writing and received by the Corporate Secretary at the principal executive offices of the Corporation no later than November 16, 2001, in order to be considered for inclusion in the Corporation's 2002 proxy materials. For information on how to submit the name of a person to be considered by the Committee on Corporate Governance for possible nomination as a director, please see the paragraph discussing the Committee's responsibilities on page 4.

  Director nominations and proposals for action at an annual meeting of shareholders may be made otherwise only: (i) pursuant to the Corporation's notice of such meeting; (ii) by the presiding officer; (iii) by or at the direction of a majority of the Board of Directors; or (iv) by one or more shareholders in accordance with the applicable rules of the SEC and the governing By-Law provisions.

  A shareholder may make a nomination for the election of a director or a proposal for action at an annual meeting only if written notice is received by the Corporate Secretary not later than: (i) 90 days prior to the annual meeting (which, for the 2002 annual meeting, would mean no later than January 23, 2002 if the annual meeting is held on April 23, 2002, unless a different date for such notice has been stated in the Corporation's most recent proxy materials distributed to shareholders); or (ii) if the annual meeting is to be held on a date other than the fourth Tuesday in April, the close of business on the tenth day following the first public disclosure of the meeting date. Public disclosure of the date of any annual meeting may be made in a filing with the SEC, in any notice given to the New York Stock Exchange or in a news release reported by any national news service.

  Each shareholder notice shall include: (i) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the notice is given
(A) the name and address of such shareholder and of such beneficial owner, and
(B) the class and number of shares of the stock of the Corporation that are owned of record and beneficially by such shareholder and such beneficial owner; and (ii) a representation that the shareholder is a beneficial owner of stock of the Corporation entitled to vote at such meeting and intends to be present at the meeting in person or by proxy to make such nomination or proposal.

  Each notice of nomination for the election of a director from a shareholder also shall set forth: (i) the name and address of the person to be nominated;
(ii) a description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder; (iii) such other information regarding the nominee as would be required to be included in proxy materials filed under the applicable rules of the SEC had the nominee been nominated by the Board of Directors; and (iv) the written consent of the nominee to serve as a director of the Corporation, if so elected.

  Each notice of a proposal for action at an annual meeting from a shareholder also shall set forth a brief description of the proposal, the reasons for making such proposal, and any direct or indirect interest of the shareholder, or any person on whose behalf the shareholder is acting, in making such proposal.

  If the Corporate Secretary receives notice of a shareholder proposal that complies with the governing By-Law provisions on or prior to the required date and if such proposal is properly presented at the 2002 annual meeting of shareholders, the proxies appointed by the Corporation may exercise discretionary authority in voting on such proposal if, in the Corporation's proxy statement for such meeting, the Corporation advises shareholders of the nature of such proposal and how the proxies appointed by the Corporation intend to vote on such proposal, unless the shareholder submitting the proposal satisfies certain SEC requirements, including the mailing of a separate proxy statement to the Corporation's shareholders.

  The presiding officer of the meeting may refuse to permit any nomination for the election of a director or proposal to be made at an annual meeting by a shareholder who has not complied with all of the governing By-Law procedures, including receipt of the required notice by the Corporate Secretary by the date specified. If a shareholder proposal is received by the Corporation after the required notice date but the presiding officer of the meeting nevertheless permits such proposal to be made at the 2002 annual meeting of shareholders, the proxies appointed by the Corporation may exercise discretionary authority when voting on such proposal.

  Questions about these requirements, or notices mandated by them, may be directed to: Corporate Secretary, The PNC Financial Services Group, Inc., One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707.

                                 OTHER MATTERS

  The Board of Directors knows of no other business to be presented at the meeting. If, however, any other business should properly come before the meeting, or any adjournment thereof, it is intended that the proxy will be voted with respect thereto in accordance with the best judgment of the persons named in the proxy.

By Order of the Board of Directors,
/s/ Thomas R. Moore

Thomas R. Moore
Corporate Secretary

                                    CHARTER
                                    OF THE
                                AUDIT COMMITTEE
                                    OF THE
         BOARD OF DIRECTORS OF THE PNC FINANCIAL SERVICES GROUP, INC.

I. AUTHORITY AND MEMBERSHIP

  The Audit Committee (the "Committee") of the Board of Directors (the "Board") of The PNC Financial Services Group, Inc. (the "Company") is established pursuant to Article V, Section 1.2 of the Company's By-Laws (the "Bylaws"). The members of the Committee are appointed annually by the Board and serve until their successors are duly elected and qualified. The Board determines the number of members in the Committee from time to time, but the number will not be less than the minimum number prescribed by applicable law, the Bylaws or New York Stock Exchange ("NYSE") requirements. Committee members must satisfy such independence and experience requirements as may be prescribed by applicable law and by the NYSE.

  The Board will appoint one of the members of the Committee to serve as Committee Chair. The Committee Chair will have authority to act on behalf of the Committee between meetings.

  The Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors. The independent auditors are ultimately accountable to the Committee and to the Board for such auditors' audit of the financial statements of the Company.

II. PURPOSE OF THE COMMITTEE

  The Committee's primary purpose is to provide assistance to the Board in fulfilling the Board's oversight responsibilities relating to:

  . Overseeing management's conduct of the Company's financial reporting process, management's maintenance of internal control, and management's maintenance of processes regarding compliance with applicable laws and regulations and with the Company's Code of Ethics; and

  . Overseeing the audit function, including private discussion, as appropriate, with the independent and the internal auditors.

  The Committee will also, under applicable regulation, perform the duties required by law to be performed by an audit committee for any subsidiary bank of the Company that does not have its own audit committee and by a fiduciary audit committee for any subsidiary bank of the Company exercising fiduciary powers that does not have its own audit committee, in each case to the extent permitted, and in the manner required, by applicable laws and regulations.

III. RESPONSIBILITIES OF THE COMMITTEE

  The following will be the common recurring activities of the Committee in carrying out its oversight function. These activities are set forth as a guide with the understanding that the Committee may diverge from this guide as it considers appropriate given the circumstances.

 Charter Review

  . Review and reassess the adequacy of this charter annually and recommend to the Board any proposed changes to this charter

 Financial Reporting/Internal Control/Compliance

  . Review with the internal auditors and the independent auditors their respective annual audit plans and the results of their respective audits

  . Review with management and the independent auditors the Company's quarterly financial results

  . Review with management and the independent auditors the Company's annual financial statements

  . Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61

  . Discuss with the Company's independent auditors, internal auditors, and management their assessments of the adequacy of the Company's internal control

  . Discuss with management and the internal auditors the Company's processes regarding compliance with applicable laws and regulations and with the Company's Code of Ethics

  . Receive periodic reports from the independent auditors and appropriate officers of the Company on significant accounting or reporting developments proposed by the Financial Accounting Standards Board or the Securities and Exchange Commission that may impact the Company

 Independent Auditors

  . Make recommendations to the Board regarding the reappointment or, where appropriate, the replacement of the independent auditors

  .  Monitor the independence of the independent auditors by:

    . Receiving from the independent auditors, on a periodic basis, a formal written statement delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard Number 1; and

    . Discussing with the independent auditors any relationships or services disclosed in such statements that may impact the objectivity and independence of the independent auditors, and, if so determined by the Committee, recommending that the Board take action in response to such statements to satisfy itself of the independence of the independent auditors

 Subsidiary Bank/Fiduciary Audit Committee

  . Where the Committee is performing the duties required by law to be performed by an audit committee for a subsidiary bank of the Company that does not have its own audit committee, review with management and the independent auditors the basis for the reports required to be filed by management and by the independent auditors with the FDIC pursuant to 12 C.F.R. Sections 363.2(a) and (b) and Sections 363.3(a) and (b), respectively

  . Perform the duties required to be performed by the fiduciary audit committee for any bank subsidiary of the Company exercising fiduciary powers that does not have its own audit committee, in each case to the extent permitted, and in the manner required, by applicable laws and regulations

 General

  .  Report to the Board on the Committee's activities, as appropriate

  . Maintain minutes or other records of the Committee's meetings and activities

  . Prepare the audit committee report to be included in the Company's proxy statement when and as required by the rules of the Securities and Exchange Commission

  The Committee's job is one of oversight as set forth in this charter. It is not the duty of the Committee to prepare the Company's financial statements, to plan or conduct audits, or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company's management is responsible for preparing the Company's financial statements and for maintaining internal control, and the independent auditors are responsible for auditing the financial statements. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company's Code of Ethics.

  In performing their duties and responsibilities, Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:

  . One or more officers or employees of the Company whom the Committee member reasonably believes to be reliable and competent in the matters presented;

  . Counsel, independent auditors, or other persons as to matters which the Committee member reasonably believes to be within the professional or expert competence of such person; or

  . Another committee of the Board as to matters within its designated authority which committee the Committee member reasonably believes to merit confidence.

The PNC Financial Services Group, Inc.
P.O. Box 1150
Pittsburgh, PA 15230-1150


















       \/ Please fold and detach card at perforation before mailing. \/

THE PNC FINANCIAL SERVICES GROUP, INC.                                    PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 24, 2001.
James E. Rohr, Walter E. Gregg, Jr. and Thomas R. Moore, and each of them with full power to act alone and with full power of substitution, are hereby authorized to represent the undersigned at The PNC Financial Services Group, Inc. Annual Meeting of Shareholders to be held on April 24, 2001, or at any adjournment thereof, and to vote, as indicated on the reverse side, the shares of Common Stock and/or Preferred Stock which the undersigned would be entitled to vote if personally present at said meeting. The above named individuals are further authorized to vote such stock upon any other business as may properly come before the meeting, or any adjournment thereof, in accordance with their best judgement.

This proxy may be revoked at any time prior to the time voting is declared closed by giving the Secretary of the Meeting written notice of revocation or a subsequently dated proxy, or by casting a ballot at the meeting. This proxy also serves as a voting instruction card and directs PNC Bank, National Association, as Trustee of the non-ESOP portion of The PNC Financial Services Group, Inc. Incentive Savings Plan and as Trustee of the ESOP portion of The PNC Financial Services Group, Inc. Incentive Savings Plan and as Trustee of the PNC Retirement Savings Plan to vote all the shares credited to my account as indicated on the reverse side at the Annual Meeting of Shareholders to be held on April 24, 2001 and at any adjournment(s) thereof.

                                          Date:                           , 2001
                                               ---------------------------

                                          --------------------------------------
                                          Signature

                                          --------------------------------------
                                          Signature
                                          Please sign exactly as your name
                                          appears to the left. Joint owners
                                          should each sign. When signing on
                                          behalf of a corporation or partnership
                                          or as attorney, executor,
                                          administrator, trustee or guardian,
                                          please give full title as such.

                               ADMISSION TICKET

                Please bring this ticket to the Annual Meeting.
       It will expedite your admittance when presented upon your arrival.

                    THE PNC FINANCIAL SERVICES GROUP, INC.

                      2001 Annual Meeting of Shareholders

                            Tuesday, April 24, 2001
                                  11:00 a.m.
                             PNC Firstside Center
                               500 First Avenue
                           Pittsburgh, Pennsylvania

PLEASE ADMIT                                                    Non-Transferable




                       /\  Please fold and detach here /\

For your comments:
                  -------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------



                       \/   Please fold and detach here   \/


                     The PNC Financial Services Group, Inc.

The Board of Directors recommends a vote FOR all nominees listed in Items 1 and FOR Items 2, 3 and 4. All shares will be voted as instructed below. In the absence of instructions, all shares will be voted with respect to registered shareholders, FOR all Items and with respect to participants in The PNC Financial Services Group, Inc. Incentive Savings Plan and the PNC Retirement Savings Plan, in the manner required or permitted by the governing Plan documents.

1.  ELECTION OF DIRECTORS
     (01)  Chellgren         (02)  Clay                 (03)  Davidson        (04)  Girard-diCarlo           (05)  Gregg
     (06)  Johnson           (07)  Lindsay              (08)  McClelland      (09)  O'Brien                  (10)  Pepper
     (11)  Rohr              (12)  Steffes              (13)  Usher           (14)  Washington               (15)  Wehmeier




[ ]  For all nominees listed above (except as marked to the contrary below).
[ ]  WITHHOLD Authority to vote for all nominees listed above.

 If you wish to withhold authority to vote for any individual nominee, write that nominee's name or number in the space provided below.

------------------------------------------------------------------------------


                                                                                            FOR     AGAINST    ABSTAIN
2.  Increase authorized shares of common stock from 450,000,000 shares to
    800,000,000 shares..................................................................    [ ]       [  ]       [  ]
3.  Reapprove elements of and approve amendments to the 1997 Long-Term Incentive
    Award Plan..........................................................................    [ ]       [  ]       [  ]
4.  Reapprove elements of and approve amendments to the 1996 Executive Incentive
    Award Plan..........................................................................    [ ]       [  ]       [  ]


[  ]   Will attend Meeting   [  ] Will use Webcast  [  ] Will use Teleconference

              Please sign on the reverse side and return promptly

The PNC Financial Services Group, Inc.
P.O. Box 1150
Pittsburgh, PA 15230-1150













 Give Voting Instructions by      Give Voting Instructions by     Give Voting Instructions by
          Telephone                         Internet                          Mail
   Call Toll-Free using a           Access the Website and        Return your instruction card
    touch-tone telephone:              cast your vote:                in the postage-paid
       1-800-250-9081              http://www.votefast.com             envelope provided.


            Give voting instructions 24 hours a day, 7 days a week!
 Your telephone and internet voting instructions must be received by 11:59 p.m.
                             EDT on April 23, 2001
                     to be counted in the final tabulation.

   Your Control Number is:

       \/  Please fold and detach card at perforation before mailing. \/

THE PNC FINANCIAL SERVICES GROUP, INC.                  VOTING INSTRUCTION CARD

The undersigned hereby directs PNC Bank, National Association, as Trustee of the non-ESOP portion of The PNC Financial Services Group, Inc. Incentive Savings Plan and as Trustee of the ESOP portion of The PNC Financial Services Group, Inc. Incentive Savings Plan and as Trustee of the PNC Retirement Savings Plan to vote all the shares of The PNC Financial Services Group, Inc. stock credited to my account as indicated on the reverse side of this card at the Annual Meeting of Shareholders to be held on April 24, 2001 and at any adjournment(s) thereof.

                                          Date:                          , 2001
                                               --------------------------

                                          -------------------------------------
                                          Signature

                                          Please sign exactly as your name
                                          appears to the left.

                               ADMISSION TICKET

                Please bring this ticket to the Annual Meeting.
       It will expedite your admittance when presented upon your arrival.

                    THE PNC FINANCIAL SERVICES GROUP, INC.

                      2001 Annual Meeting of Shareholders

                            Tuesday, April 24, 2001
                                  11:00 a.m.
                             PNC Firstside Center
                               500 First Avenue
                           Pittsburgh, Pennsylvania

PLEASE ADMIT                                                    Non-Transferable




                       /\  Please fold and detach here /\

For your comments:
                  -------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------



                       \/   Please fold and detach here   \/


                     The PNC Financial Services Group, Inc.

The Board of Directors recommends a vote FOR all nominees listed in Items 1 and FOR Items 2, 3 and 4. All full and partial shares of stock credited to your Plan account will be voted as directed below. In the absence of instructions, all shares (including unallocated shares) will be voted in the manner required or permitted by the governing Plan documents.

1.  ELECTION OF DIRECTORS
     (01)  Chellgren         (02)  Clay                 (03)  Davidson        (04)  Girard-diCarlo           (05)  Gregg
     (06)  Johnson           (07)  Lindsay              (08)  McClelland      (09)  O'Brien                  (10)  Pepper
     (11)  Rohr              (12)  Steffes              (13)  Usher           (14)  Washington               (15)  Wehmeier




[ ]  For all nominees listed above (except as marked to the contrary below).
[ ]  WITHHOLD Authority to vote for all nominees listed above.

 If you wish to withhold authority to vote for any individual nominee, write that nominee's name or number in the space provided below.

------------------------------------------------------------------------------


                                                                                            FOR     AGAINST    ABSTAIN
2.  Increase authorized shares of common stock from 450,000,000 shares to
    800,000,000 shares..................................................................    [ ]       [  ]       [  ]
3.  Reapprove elements of and approve amendments to the 1997 Long-Term Incentive
    Award Plan..........................................................................    [ ]       [  ]       [  ]
4.  Reapprove elements of and approve amendments to the 1996 Executive Incentive
    Award Plan..........................................................................    [ ]       [  ]       [  ]


[  ]  Will attend Meeting  [  ]  Will use Webcast  [  ]  Will use Teleconference

              Please sign on the reverse side and return promptly